NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Soliciting Material Under Section 240.14a-12

NORTHERN TRUST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Northern Trust Corporation

50 South La Salle Street

Chicago, Illinois 60603

March 10, 2015

Dear Stockholder:

You are cordially invited to attend the Northern Trust Corporation 2015 Annual Meeting of Stockholders on Tuesday, April 21, 2015, at 10:30 a.m., Central Time, at our corporate headquarters at 50 South La Salle Street in Chicago, Illinois.

For more than 125 years, our stockholders’ support has been essential to Northern Trust’s stability and success. Your vote plays a vital role and is very important for our future. Whether or not you plan to attend the Annual Meeting, I urge you to vote your shares as promptly as possible.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide you with information about each proposal to be considered at the Annual Meeting, as well as other information you may find useful in voting your shares. If you plan to attend the Annual Meeting, please review the information on admittance procedures in the accompanying Proxy Statement.

If you choose not to attend in person, you may vote your shares by Internet or telephone. If you received a paper copy of the proxy materials, you also may complete, sign, date, and return your proxy card in the enclosed envelope. Instructions for voting by Internet or telephone can be found on your proxy card or your Notice Regarding the Availability of Proxy Materials.

Thank you for your continued support of Northern Trust Corporation, and your contribution to the future of our company.

Sincerely,

Frederick H. Waddell Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, April 21, 2015

Time:	10:30 a.m., Central Time

Place:	Northern Trust Corporation 50 South La Salle Street Chicago, Illinois 60603

Purposes:	The purposes of the Annual Meeting are to:

—      elect eleven directors to serve on the Board of Directors until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified;

—      approve, by an advisory vote, 2014 named executive officer compensation;

—      ratify the appointment of KPMG LLP as Northern Trust Corporation’s independent registered public accounting firm for the 2015 fiscal year;

—      consider a stockholder proposal regarding additional disclosure of political and lobbying contributions, if properly presented at the Annual Meeting; and

—      transact any other business that may properly come before the Annual Meeting.

Record Date:	You can, and should, vote if you were a stockholder of record at the close of business on February 23, 2015.

March 10, 2015

By order of the Board of Directors,

Stephanie S. Greisch

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 2015

This Proxy Statement, other proxy materials, our Annual Report on Form 10-K for the year ended December 31, 2014 and a link to the means to vote by Internet or telephone are available at https://materials.proxyvote.com/665859.

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PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Northern Trust Corporation (the “Corporation”) for use at the Corporation’s Annual Meeting of Stockholders to be held on Tuesday, April 21, 2015 (the “Annual Meeting”). On or about March 10, 2015, we began mailing or otherwise making available our proxy materials, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, to all stockholders entitled to vote at the Annual Meeting.

GENERAL INFORMATION

A Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), for some of our stockholders we are providing access to our proxy materials via the Internet. The rules permit us to send a Notice Regarding the Availability of Proxy Materials (the “Notice”) to stockholders of record and beneficial owners. All stockholders have the ability to access the proxy materials on the website referred to in the Notice, www.proxyvote.com, or to request a printed set of proxy materials on this site or by calling toll-free 1-800-690-6903. Complete instructions for accessing the proxy materials on the Internet or requesting a printed copy may be found in the Notice. In addition, stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail on the website above or when voting electronically. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who May Vote

Record holders of the Corporation’s common stock at the close of business on February 23, 2015 may vote at the Annual Meeting. On that date, the Corporation had 233,620,101 shares of common stock outstanding. The shares of common stock held in the Corporation’s treasury will not be voted.

You are entitled to one vote for each share of common stock that you owned of record at the close of business on February 23, 2015. The proxy card or Notice, as applicable, indicates the number of shares you are entitled to vote at the Annual Meeting.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly.

If you are a “stockholder of record” (that is, you hold your shares of the Corporation’s common stock in your own name), you may vote your shares by proxy using any of the following methods:

—	using the Internet site listed on the Notice or the proxy card;

—	calling the toll-free telephone number listed on the proxy card; or

—	completing, signing, dating and returning your proxy card.

The Internet and telephone voting procedures set forth on the Notice and the proxy card are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions and to confirm that their instructions have been properly recorded. If you vote by Internet or telephone, you should not return your proxy card.

If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of the Corporation’s common stock through a broker, bank or other nominee), you will receive from the record holder, in the form of a Notice or otherwise, voting instructions (including instructions, if any, on how to vote by Internet or telephone) that you must follow in order to have your shares voted at the Annual Meeting. Under the rules of various national and regional securities exchanges, brokers, banks and other nominees that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on nonroutine matters unless they have received such voting instructions. While the ratification of the appointment of an issuer’s independent registered public accounting firm generally is considered to be a routine matter, the election of directors, executive compensation matters and stockholder proposals generally are considered to be nonroutine matters. Thus, if you fail to provide your specific voting instructions, your broker may only vote your shares on the ratification of the appointment of the Corporation’s independent registered public accounting firm. Consequently, it is important that you communicate your voting instructions by using any of the following methods so your vote can be counted:

—	using the Internet site listed on the voting instruction form;

—	calling the toll-free telephone number listed on the voting instruction form; or

—	completing, signing, dating and returning your voting instruction form.

If you own shares of common stock as a participant in The Northern Trust Company Thrift-Incentive Plan (“TIP”), or as a participant in any other employee benefit plan of the Corporation, your proxy card will cover the shares credited to each of your plan accounts. The completed proxy card (or vote by Internet or telephone) will serve as your voting instructions to the TIP trustee. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m., Eastern Time, on April 16, 2015.

Whether you vote by Internet, telephone or mail, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the Board:

Item 1	—	FOR the election of each nominee for director;

Item 2	—	FOR the approval, by an advisory vote, of the 2014 compensation of the Corporation’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;

Item 3	—	FOR the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

Item 4	—	AGAINST the stockholder proposal regarding additional disclosure of political and lobbying contributions.

The proxy holders are authorized to vote as they shall determine in their sole discretion on any other business that may properly come before the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

—	sending a written notice of revocation to the Corporation’s Corporate Secretary;

—	submitting another signed proxy card with a later date;

—	voting by Internet or telephone at a later date; or

—	attending the Annual Meeting and voting in person.

If you hold your shares in the name of your broker, bank or other nominee and wish to revoke your proxy, you will need to contact that party to revoke your proxy.

Voting in Person

You may come to the Annual Meeting and vote your shares in person by obtaining and submitting a ballot that will be provided at the meeting. However, if your shares are held by a broker, bank or other nominee in street name, to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the record holder of your shares, indicating that you were the beneficial owner of the shares at the close of business on February 23, 2015.

Householding Information

We are delivering only one Annual Report on Form 10-K and Proxy Statement (or, as applicable, the Notice) to stockholders of record who share the same address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive separate copies of proxy materials, please contact Broadridge at 1-800-542-1061 or Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same telephone number or mailing address and the materials will be delivered to you promptly upon your request.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials or if you hold our stock in more than one account, and, in either case, you wish to receive only a single copy of such materials in the future, please contact Broadridge at the telephone number or mailing address above with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

Quorum and Vote Required for Approval

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the outstanding shares entitled to vote at the meeting is present in person or by proxy at the Annual Meeting. Abstentions and broker nonvotes, if any, will be counted as present for purposes of establishing a quorum. A “broker nonvote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. As noted above, brokers, banks and other nominees generally cannot vote your shares on the election of directors, executive compensation matters or stockholder proposals without your specific instructions. Please return your proxy card or voting instruction form, as applicable, or vote by Internet or telephone so your vote can be counted. An inspector of election appointed for the Annual Meeting will tabulate all votes cast in person or by proxy at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

The following table indicates the vote required for approval of each item to be presented to the stockholders at the Annual Meeting and the effect of abstentions and broker nonvotes.

Item	Required Vote	Effect of Abstentions and Broker Nonvotes
Item 1—Election of directors	Affirmative vote of a majority of the votes cast with respect to each nominee.	— Abstentions with respect to a nominee will have no effect on the election of such nominee. — Broker nonvotes will have no effect on the voting for this item.
Item 2—Advisory vote on executive compensation	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	— Abstentions will have the effect of a vote AGAINST this proposal. — Broker nonvotes will have no effect on the voting for this item.
Item 3—Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for fiscal year 2015	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	— Abstentions will have the effect of a vote AGAINST this proposal. — Brokers may vote uninstructed shares on this item.
Item 4—Stockholder proposal	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	— Abstentions will have the effect of a vote AGAINST this proposal. — Broker nonvotes will have no effect on the voting for this item.

Solicitation of Proxies; Costs

The Corporation will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, the Corporation’s officers and other employees may, without being additionally compensated, solicit proxies personally and by mail, telephone or electronic communication. The Corporation will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. In addition, the Corporation has retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $13,500, plus reasonable out-of-pocket expenses.

ADMITTANCE TO THE ANNUAL MEETING

Stockholders at the close of business on the record date, February 23, 2015, or their duly appointed proxies, may attend our Annual Meeting at our corporate headquarters on April 21, 2015 at 10:30 a.m., Central Time. Registration will begin at 9:30 a.m. Our corporate headquarters are located at 50 South La Salle Street (northwest corner of La Salle Street and Monroe Street) in Chicago, Illinois.

In order to be admitted to the meeting, you must bring documentation showing that you owned the Corporation’s common stock at the close of business on the record date, February 23, 2015. Acceptable documentation includes an admission ticket, a Notice Regarding the Availability of Proxy Materials or any other proof of ownership of the Corporation’s common stock at the close of business on February 23, 2015. A brokerage statement or letter from a bank or broker reflecting your holdings at the close of business on February 23, 2015 is an example of such other proof of ownership. Your admission ticket is located on the top portion of the rear side of your proxy card or on the left side of your voting instruction form if your shares are held by a broker, bank or other nominee in street name. You will be asked to present valid picture identification, such as a driver’s license or passport. For safety and security reasons, cameras and recording devices will not be permitted in the meeting.

ITEM 1—ELECTION OF DIRECTORS

Stockholders will be asked to elect eleven directors at the Annual Meeting. Set forth below is detailed information with respect to the eleven nominees, each of whom is currently serving as a director of the Corporation and its principal subsidiary, The Northern Trust Company (the “Bank”). Included in the incumbent directors nominated for re-election are Dean M. Harrison and Donald Thompson, who were recently appointed as directors of the Corporation by the Board, effective January 1, 2015 and March 6, 2015, respectively, in accordance with the Corporation’s By-laws and pursuant to the recommendation of the Corporation’s Chairman and CEO and Lead Director. Current directors not standing for re-election are Nicholas D. Chabraja, who has not been nominated for re-election in accordance with the director retirement age under the Corporation’s Corporate Governance Guidelines, and Robert W. Lane, who has notified the Board that he intends to retire from service as a director effective upon the conclusion of his current term at the Annual Meeting. Messrs. Chabraja and Lane have served as members of the Board since 2007 and 2009, respectively.

Each of the eleven director nominees has consented to serve as a director if elected at the Annual Meeting. Each nominee elected as a director will serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified. If any nominee is unable to serve as a director at the time of the Annual Meeting, your proxy may be voted for the election of another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting.

Under the majority voting policy as set forth in the Corporation’s By-laws, a nominee for director in an uncontested election (such as this year’s election where the only nominees are those recommended by the Board) must receive the affirmative vote of a majority of the votes cast at a meeting of stockholders. In contested elections, the affirmative vote of a plurality of the votes cast will be required to elect a director. The Corporation’s Corporate Governance Guidelines require an incumbent director who fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders to submit his or her resignation following certification of the stockholder vote. Such resignation will first be considered by the members of the Corporate Governance Committee (other than the tendering director, if applicable), who will recommend to the Board whether to accept or reject the resignation after considering all factors deemed relevant by the Committee, including, without limitation, any stated reasons why stockholders did not support such director, the length of service and qualifications of such director, the director’s contributions to the Corporation and the Corporation’s Corporate Governance Guidelines. The Board (other than the tendering director) will then act to accept or reject the Committee’s recommendation no later than ninety days following the date of the stockholders’ meeting after considering the factors considered by the Committee and such additional information and factors as the Board believes to be relevant.

The Board unanimously recommends that you vote FOR the election of each nominee.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

The following information about the nominees for election to the Board at the Annual Meeting is as of December 31, 2014, unless otherwise indicated.

LINDA WALKER BYNOE, Director since 2006, Age 62

President and Chief Executive Officer, Telemat Ltd. (project management and consulting firm) since 1995.

Ms. Bynoe is a director of Anixter International Inc. and Prudential Retail Mutual Funds and a trustee of Equity Residential. She is a former director of Simon Property Group, Inc.

The Board concluded that Ms. Bynoe should serve as a director based on her diverse consulting and investment experience, her expertise in public accounting, corporate governance, managing a private equity investment portfolio and strategy development and her experience as a director of financial services and other complex global corporations.

SUSAN CROWN, Director since 1997, Age 56

Vice President, Henry Crown and Company (global company with diversified investments in banking, transportation, manufacturing, real estate and other industries) since 1984, Chief Executive Officer, Owl Creek Partners LLC (venture capital investment vehicle) since 2010, and Chairman and Founder, Susan Crown Exchange Inc. (social investment organization that connects talent and innovations with market forces to drive social change) since 2009.

Ms. Crown is a director of Illinois Tool Works Inc. and Vice Chair of the Board of Trustees of Rush University Medical Center in Chicago. Ms. Crown is a former trustee of Yale University.

The Board concluded that Ms. Crown should serve as a director based on her experience at Henry Crown and Company, her leadership and risk oversight experience as a director of Illinois Tool Works Inc. and her extensive experience with civic and not-for-profit organizations. The board also considered the valuable perspective on governance and corporate responsibility matters that Ms. Crown brings through her current and former board service at various large organizations, both commercial and not-for-profit.

DEAN M. HARRISON, Director since 2015, Age 60

President and Chief Executive Officer, Northwestern Memorial HealthCare (the primary teaching affiliate of Northwestern University Feinberg School of Medicine and parent corporation of Northwestern Memorial Hospital) since 2006. Mr. Harrison served as President of Northwestern Memorial Hospital from 1999 to 2006. Mr. Harrison also serves as chairman of the Illinois Hospital Association.

The Board concluded that Mr. Harrison should serve as a director based on his extensive experience leading a large, complex organization in a highly regulated industry.

DIPAK C. JAIN, Director since 2004, Age 57

Director, Sasin Graduate Institute of Business Administration (international graduate business school) since July 2014. Mr. Jain served as the INSEAD Chaired Professor of Marketing from 2013 to July 2014 and the Dean of INSEAD from 2011 to 2013. Previously, Mr. Jain served as a member of the faculty of Northwestern University’s Kellogg School of Management in a number of capacities, including as Dean from 2001 to 2009, Sandy and Morton Goldman Professor in Entrepreneurial Studies and Professor of Marketing from 1994 to 2001, and Associate Dean for Academic Affairs from 1996 to 2001.

Mr. Jain is a director of Deere & Company, Reliance Industries Limited, India, and Global Logistics Properties Limited, Singapore.

The Board concluded that Mr. Jain should serve as a director based on his academic experience, his business administration positions both in the United States and abroad, his global consulting experience, including his experience and research in marketing and competitive market analysis, and his experience as a director of other complex global corporations.

JOSE LUIS PRADO, Director since 2012, Age 60

Retired President of Quaker Oats North America, a division of PepsiCo, Inc. (global food and beverage company). Mr. Prado served as President of Quaker Oats North America from 2011 to September 2014 and as President and Chief Executive Officer of Grupo Gamesa-Quaker, PepsiCo International, Monterrey, Mexico, from 2002 to 2010.

Mr. Prado joined PepsiCo in Mexico in 1984 and served in a variety of positions at PepsiCo, including: Regional Vice President Andean Region, Frito-Lay International; President of PepsiCo Snacks Argentina, Buenos Aires, Argentina; and President of Frito-Lay Snacks Caribbean, San Juan, Puerto Rico. His early career at PepsiCo included assignments in sales, finance, and information technology.

The Board concluded that Mr. Prado should serve as a director based on his management and risk oversight experience at a complex global corporation and his substantial international experience.

JOHN W. ROWE, Director since 2002, Lead Director since April 2010, Age 69

Chairman Emeritus, Exelon Corporation (producer and wholesale marketer of energy) since 2012. Mr. Rowe served as Chairman and Chief Executive Officer of Exelon Corporation from 2002 to 2012.

Mr. Rowe is a director of Allstate Corporation, American DG Energy Inc., and SunCoke Energy, Inc. Mr. Rowe is a former director of Sunoco Corporation and Exelon Corporation.

The Board concluded that Mr. Rowe should serve as a director based on his management, regulatory, government relations and risk oversight experience as Chief Executive Officer at Exelon Corporation (and, prior to that, at New England Electric System and Central Maine Power Company) and his experience as a director of other complex corporations.

MARTIN P. SLARK, Director since 2011, Age 60

Chief Executive Officer, Molex Incorporated (manufacturer of electronic, electrical, and fiber optic interconnection products and systems) since 2005. Previously, Mr. Slark served as President and Chief Operating Officer of Molex Incorporated from 2001 to 2005.

Mr. Slark is a director of Hub Group, Inc. and Liberty Mutual Insurance Company (not a public company).

The Board concluded that Mr. Slark should serve as a director based on his experience leading a complex global corporation and his risk oversight experience as Chief Executive Officer of Molex Incorporated and as a director of other complex global corporations.

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DAVID H. B. SMITH, JR., Director since April 2010, Age 48

Executive Vice President, Policy & Legal Affairs and General Counsel, Mutual Fund Directors Forum (nonprofit membership organization for investment company directors) since 2005. Previously, Mr. Smith held several positions at the U.S. Securities and Exchange Commission from 1996 to 2005, including Associate Director in the Division of Investment Management.

Mr. Smith is a director of Illinois Tool Works Inc. and a trustee of Carleton College.

The Board concluded that Mr. Smith should serve as a director based on his regulatory and leadership experience in the finance industry gained from his roles at the U.S. Securities and Exchange Commission and the Mutual Fund Directors Forum. The Board also considered that Mr. Smith’s interest as a beneficiary of a trust that holds a significant amount of the Corporation’s common stock further aligns his interests with the interests of the Corporation’s stockholders.

DONALD THOMPSON, Director since 2015, Age 52

Retired President and Chief Executive Officer, McDonald’s Corporation (global foodservice retailer). Mr. Thompson served as President and Chief Executive Officer of McDonald’s Corporation from 2012 until March 1, 2015. Previously, Mr. Thompson served as President and Chief Operating Officer of McDonald’s Corporation from 2010 to 2012 and President of McDonald’s USA from 2006 to 2010. Mr. Thompson also served as director of McDonald’s Corporation from 2011 to March 1, 2015 and of Exelon Corporation from 2007 to 2013.

The Board concluded that Mr. Thompson should serve as a director based on his management and board experience at other complex corporations.

CHARLES A. TRIBBETT III, Director since 2005, Age 59

Managing Director, Russell Reynolds Associates (global executive recruiting firm) since 1989, Chairman of the firm’s Leadership Assessment and Promotions Board since 2006, and Co-Leader of the firm’s CEO/Succession Planning and Board Services Practice since 1995.

The Board concluded that Mr. Tribbett should serve as a director based on his global leadership consulting experience evaluating and identifying senior management professionals and his leadership experience as a Managing Director of Russell Reynolds Associates.

FREDERICK H. WADDELL, Director since 2006, Age 61

Chairman of the Board of the Corporation and the Bank since 2009 and Chief Executive Officer of the Corporation and the Bank since 2008. Previously, Mr. Waddell served as President of the Corporation and the Bank from 2006 to 2011, Chief Operating Officer of the Corporation and the Bank from 2006 to January 2008 and Executive Vice President of the Bank from 1997 to 2006 and of the Corporation from 2003 to 2006.

Mr. Waddell is a director of AbbVie, Inc.

Since joining Northern Trust in 1975, Mr. Waddell has held leadership positions in a variety of the Corporation’s businesses. The Board concluded that Mr. Waddell should serve as a director based on his experience and ongoing responsibilities with respect to the Corporation’s businesses.

BOARD AND BOARD COMMITTEE INFORMATION

Our Board currently consists of thirteen members. The Board has determined that each of the following twelve current directors is independent in accordance with our independence standards, which conform with SEC rules and the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”): Linda Walker Bynoe, Nicholas D. Chabraja (who is not standing for re-election), Susan Crown, Dean M. Harrison, Dipak C. Jain, Robert W. Lane (who is not standing for re-election), Jose Luis Prado, John W. Rowe, Martin P. Slark, David H. B. Smith, Jr., Donald Thompson and Charles A. Tribbett III.

During 2014, the Corporation’s Board held ten meetings. All persons who were directors during 2014 attended at least 75% of these meetings and meetings of committees on which they served. Our Corporate Governance Guidelines state that all directors are expected to attend each Annual Meeting of Stockholders. In accordance with this expectation, all of the directors then serving attended the 2014 Annual Meeting of Stockholders held on April 15, 2014.

Board Committees

The standing committees of the Board are the Audit Committee, the Business Risk Committee, the Business Strategy Committee, the Compensation and Benefits Committee, the Corporate Governance Committee and the Executive Committee. With the exception of the Executive Committee, all standing committees are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately oversee the Chairman and CEO.

Each committee is governed by a written charter. These charters detail the duties and responsibilities of each committee and are available on the Corporation’s website at www.northerntrust.com.

Audit Committee

Current Members: Directors Smith (Chair), Chabraja, Harrison, Jain and Prado

Number of Meetings in 2014: 5

The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Corporation and its subsidiaries and the audits of the consolidated financial statements of such entities, as well as to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the organization’s accounting, auditing, financial reporting, internal financial control and legal compliance functions, including, without limitation: (i) assisting the Board’s oversight of (a) the integrity of the organization’s consolidated annual and quarterly financial statements and earnings releases, (b) the organization’s compliance with legal and regulatory requirements, (c) the Corporation’s public accountants’ qualifications and independence and (d) the performance of the organization’s internal audit function and the Corporation’s public accountants; and (ii) preparing the report required to be prepared by the Committee pursuant to SEC rules for inclusion in the Corporation’s annual proxy statement.

The Board has determined that all members of the Audit Committee are independent under SEC rules and NASDAQ listing standards. The Board has also determined that all Audit Committee members have the financial experience and knowledge required for service on the Committee, and has designated Mr. Smith as its “audit committee financial expert,” as defined by SEC rules.

Business Risk Committee

Current Members: Directors Prado (Chair), Bynoe, Harrison and Smith

Number of Meetings in 2014: 4

The Business Risk Committee’s sole and exclusive function is responsibility for the risk-management policies of the Corporation’s global operations and oversight of the operations of the Corporation’s global risk-management framework. In furtherance of this function, the Business Risk Committee assists the Board in discharging its oversight duties with respect to: (i) the risks inherent in the businesses of the Corporation and its subsidiaries in the following categories: credit risk, market and liquidity risk, fiduciary risk, operational risk and compliance risk; (ii) the process by which risk-based capital requirements are determined, including the organization’s internal capital adequacy assessment process; and (iii) the resolution planning process.

The Board has determined that all members of the Business Risk Committee are independent under SEC rules and NASDAQ listing standards.

Business Strategy Committee

Current Members: Directors Crown (Chair), Jain, Lane and Slark

Number of Meetings in 2014: 4

The purpose of the Business Strategy Committee is to assist the Board in discharging its oversight duties with respect to: (i) the strategic direction of the Corporation; (ii) the strategic initiatives of the businesses of the Corporation and its subsidiaries; (iii) the management of strategic risk for the organization; and (iv) the (a) integration of corporate social responsibility principles related to environmental and social practices into the strategic direction and strategic initiatives of the organization and its businesses and (b) governance of those practices.

The Board has determined that all members of the Business Strategy Committee are independent under SEC rules and NASDAQ listing standards.

Compensation and Benefits Committee

Current Members: Directors Chabraja (Chair), Bynoe, Rowe, Slark and Tribbett

Number of Meetings in 2014: 5

The purpose of the Compensation and Benefits Committee is to assist the Board in discharging its duties and responsibilities relating to: (i) the compensation of the directors and executive officers of the Corporation and its subsidiaries; and (ii) the employee benefit and equity-based plans of the organization. The Committee also assists the Board with management development and succession planning and prepares the report required to be prepared by the Committee pursuant to SEC rules for inclusion in the Corporation’s annual proxy statement.

The Board has determined that all members of the Compensation and Benefits Committee are independent under SEC rules and NASDAQ listing standards.

Corporate Governance Committee

Current Members: Directors Rowe (Chair), Crown, Lane and Tribbett

Number of Meetings in 2014: 5

The purpose of the Corporate Governance Committee is to: (i) identify and recommend to the Board candidates for nomination or appointment as directors; (ii) review the Board’s committee structure and recommend appointments to committees; (iii) develop and recommend, to the Board, Corporate Governance Guidelines applicable to the Corporation; (iv) advise the Board on the appointment of a successor in the event of the unanticipated death, disability or resignation of the Corporation’s CEO, after consultation with the Chairman of the Corporation’s Compensation and Benefits Committee; (v) oversee the procedures relating to stockholder communications with the Board and review any proposals submitted by stockholders; and (vi) oversee the annual evaluation of the Board and its committees.

The Board has determined that all members of the Corporate Governance Committee are independent under SEC rules and NASDAQ listing standards.

Executive Committee

Current Members: Directors Waddell (Chair), Chabraja, Crown, Prado, Rowe and Smith

Number of Meetings in 2014: 0

The Board appoints an Executive Committee so that there will be a committee of the Board empowered to act for the Board, to the full extent permitted by law, between meetings of the Board if necessary and appropriate. The Executive Committee is composed of the Chairman of the Board and the Chair of each of the other standing committees of the Board. The Executive Committee did not meet in 2014.

CORPORATE GOVERNANCE

Director Independence

To be considered independent, the Board must affirmatively determine that a director has no relationship with the Corporation which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Corporation’s Corporate Governance Guidelines require that the Board be composed of a majority of directors who meet the criteria for “independence” under NASDAQ listing standards.

To assist the Board in making its independence determinations, the Board has adopted categorical standards. Under these standards, the following persons shall not be considered “independent”:

—

a director who is or was an employee or executive officer of the Corporation, or whose Family Member (as defined below) is or was an executive officer of the Corporation, at any time during the past three years;

—

a director who receives or has received, or whose Family Member receives or has received, compensation from the Corporation in excess of $120,000 during any period of twelve consecutive months within the past three years, other than director and committee fees, benefits under a tax-qualified retirement plan or other forms of nondiscretionary compensation; provided, however, that compensation received by a Family Member of a director for service as an employee (other than an executive officer) of the Corporation need not be considered in determining independence;

—

a director who is, or whose Family Member is, a current partner of the Corporation’s outside auditor, or who was a partner or employee of the Company’s outside auditor who worked on the Corporation’s audit at any time during any of the past three years;

—

a director of the Corporation who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

—

a director who is, or whose Family Member is, a partner in, a controlling stockholder of, or an executive officer of, any organization to which the Corporation made, or from which the Corporation received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenue for that year, other than payments arising solely from investments in the Corporation’s securities or payments under nondiscretionary charitable contribution matching programs.

“Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

As discussed above, the Board has determined that each current director (other than Mr. Waddell who serves as Chairman and CEO of the Corporation) is independent of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines and categorical standards.

In addition to the categorical standards, the Board also considers any transactions, relationships, or arrangements between the Corporation and a director that constitutes a related person transaction under the Corporation’s Related Person Transactions Policy described below. In assessing the independence of the Corporation’s directors, the Board considered the fact that, during 2014, the Corporation or its subsidiaries provided financial services to each of its directors, or persons related to such directors, in the ordinary course of business. Services provided included trust and related services, brokerage services, asset servicing, asset management, securities lending, credit services and other banking services. These transactions were undertaken in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral for loan transactions) as those prevailing at the time for comparable transactions with other persons not related to the Corporation or any affiliated entities involved in the transactions. None of the transactions involved more than the normal risk of collectability or presented other unfavorable features. None of the transactions or any transactions in which the Corporation or any of its subsidiaries sold or purchased products and services were material to the Corporation or affiliated entities involved in the transactions, and none require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). Any extensions of credit to directors and executive officers of the Corporation were permitted under the provisions of Section 13(k) of the Exchange Act. In each case, the Board determined that these relationships were immaterial and did not affect the independence of any director.

Related Person Transactions Policy

The Board, through its Audit Committee, adopted a written Related Person Transactions Policy to govern the review, approval, and ratification of transactions between the Corporation or its subsidiaries and any related persons. “Related persons” means the Corporation’s directors, nominees for director, executive officers, greater than five percent beneficial owners, members of their immediate family and any person other than a tenant or employee sharing their household. The Related Person Transactions Policy also covers transactions in which any related person has an indirect interest.

The Related Person Transactions Policy provides that the Corporation may undertake certain pre-approved related person transactions in the ordinary course of business without specific review, approval or ratification, including the following pre-approved transactions:

—

an extension of credit to a related person that is made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and does not involve more than the normal risk of collectability or present other unfavorable features;

—

certain other ordinary course transactions in which the Corporation or its subsidiaries provide products or services to related persons on terms no less favorable to the Corporation and its subsidiaries as those prevailing at the time for comparable services to nonrelated persons;

—	a transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

—

a transaction where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

—

a transaction with another company at which a related person’s only relationship is as an employee, a director, a limited partner or a beneficial owner of less than 10% of the company’s outstanding common equity, provided the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of the other company’s annual revenue;

—

contributions or grants, or pledges of contributions or grants, by the Corporation, any of its subsidiaries, or The Northern Trust Company Charitable Trust to a charitable, nonprofit, or educational organization for which a director or executive officer of the Corporation or an immediate family member of a director or executive officer of the Corporation serves as an executive officer and where the aggregate amount involved does not exceed the lesser of $1 million or 2% of the organization’s total annual receipts;

—	transactions where the related person’s interest arises solely from the ownership of the Corporation’s common stock and all stockholders receive the same benefit on a pro rata basis; and

—

compensation paid to executive officers and directors of the Corporation that is reported in the Corporation’s proxy statement or otherwise approved or recommended by the Compensation and Benefits Committee.

Any other related person transaction involving amounts in excess of $120,000 must be approved or ratified by the Audit Committee or the Audit Committee Chair. In considering related person transactions, the Audit Committee or the Audit Committee Chair will consider all relevant facts and circumstances and approve only those related person transactions that are in, or otherwise not inconsistent with, the best interests of the Corporation and its subsidiaries.

As noted above, in 2014, certain related persons were clients of, and engaged in the types of transactions identified in the bullet points above with, the Corporation and one or more of its subsidiaries. These transactions were undertaken in the ordinary course of business and upon such other terms and conditions as permitted such transactions to qualify for pre-approval under the Related Person Transactions Policy. Further, as noted above, none of the transactions require disclosure pursuant to Item 404(a) of Regulation S-K of the Exchange Act.

Executive Sessions

The independent directors of the Corporation met in executive sessions separate from management six times during 2014. The Lead Director or, in his absence, another independent director designated by the Lead Director presides at executive sessions of the independent directors.

Board Leadership Structure; Lead Director

The current leadership structure of the Board consists of a combined Chairman and CEO position and a Lead Director appointed annually by the Corporation’s independent directors.

The Board has determined that combining the positions of Chairman and CEO is the most appropriate for the Corporation at this time. Having one person as Chairman and CEO provides unified leadership and direction to the Corporation and strengthens the ability of the CEO to develop and implement strategic initiatives and respond efficiently in crisis situations. The Board believes the combination of the Chairman and CEO positions is appropriate in light of the substantial independent oversight provided by the Board. The Board also believes that the desire for independent leadership of the Board is sufficiently achieved by the prominent role of the Lead Director.

The Lead Director’s primary duties are described in the Corporation’s Corporate Governance Guidelines. Among other things, the Lead Director’s duties include: (i) approving meeting agendas for the Board and the nature of information sent to the Board; (ii) approving Board meeting schedules to assure that there is sufficient time for discussion of all Board agenda items; (iii) the authority to call at any time a special meeting of the Board or a special executive session of the independent directors; (iv) the authority to add items to the agenda of any regular or special meeting of the Board; (v) preparing the agenda for all regular and any special executive sessions of the independent directors; (vi) presiding at all regular and special meetings of the Board at which the Chairman is not present; (vii) presiding at all regular and any special executive sessions of the independent directors; (viii) serving as a liaison between the independent directors and the Chairman and CEO;

(ix) conducting, by means of an interview with each independent director, the independent directors’ annual evaluation of the Chairman and CEO’s performance and then communicating the results to the Compensation and Benefits Committee and to the Chairman and CEO; (x) conducting, by means of an interview with each director, including the Chairman and CEO, the Board’s annual self-evaluation of its performance and then providing a summary report to the Board; and (xi)  being available for consultation and direct communication with major stockholders.

Risk Oversight

The Board provides oversight of risk management directly as well as through its Audit, Business Risk, Business Strategy, and Compensation and Benefits Committees. The Business Risk Committee assumes primary responsibility and oversight with respect to credit risk, operational risk, fiduciary risk, compliance risk, market risk and liquidity risk, and the Business Strategy Committee provides oversight with respect to strategic risk for the Corporation and its subsidiaries. The Audit Committee provides oversight with respect to financial reporting and legal risk, while the Compensation and Benefits Committee oversees the development and operation of the incentive compensation program of the Corporation and its subsidiaries. The Compensation and Benefits Committee annually reviews management’s assessment of the effectiveness of the design and performance of the incentive compensation arrangements and practices in providing risk-taking incentives that are consistent with the safety and soundness of the Corporation and its subsidiaries. This assessment includes an evaluation of whether these incentive compensation arrangements and practices discourage inappropriate risk taking behavior by participants. The charters for the Audit, Business Risk, Business Strategy and Compensation and Benefits Committees provide that the Committees may meet with the individuals who supervise day-to-day risk management responsibilities of the Corporation and other members of management, consultants or advisors, as each committee deems appropriate.

The Board has approved a corporate risk appetite statement articulating the Corporation’s expectation that risk be consciously considered as part of strategic decisions and in day-to-day activities. For a further description of the risk management policies and practices of the Corporation’s management, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Management and —Liquidity and Capital Resources—Liquidity Risk Management” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

Corporate Governance Guidelines

The Corporation has had Corporate Governance Guidelines in place since 2000. The Corporate Governance Committee reviews and reassesses the adequacy of the Corporate Governance Guidelines at least annually and recommends any changes to the Board for approval. The Corporation’s Corporate Governance Guidelines embody many of the Corporation’s long-standing practices and incorporate policies and procedures that strengthen its commitment to corporate governance best practices. A copy of the Corporate Governance Guidelines is available on the Corporation’s website at www.northerntrust.com.

Code of Business Conduct and Ethics

The Board of the Corporation has adopted a Code of Business Conduct and Ethics to:

—	promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest;

—	promote full, fair, accurate, timely and understandable public disclosure about the Corporation;

—	promote compliance with applicable laws and governmental rules, codes and regulations wherever the Corporation does business;

—	ensure the protection of the Corporation’s legitimate business interests; and

—	deter wrongdoing.

The Code of Business Conduct and Ethics satisfies applicable SEC and NASDAQ requirements and applies to all directors, officers (including the Corporation’s principal executive officer, principal financial officer and principal accounting officer) and employees of the Corporation and its subsidiaries. The Corporation intends to disclose any amendments to, or waivers from, the Code of Business Conduct and Ethics for directors and executive officers by posting such information on its website. A copy of the Code of Business Conduct and Ethics is available on the Corporation’s website at www.northerntrust.com.

Management Development and Succession Planning

The Compensation and Benefits Committee oversees executive management and succession planning. Pursuant to the Corporate Governance Guidelines and the charter for the Compensation and Benefits Committee, the Compensation and Benefits Committee conducts an annual management development and succession planning review. All of the Corporation’s directors are invited to, and typically all participate in, this review. Following the review, the Compensation and Benefits Committee makes recommendations concerning management development and succession planning. This management review process also includes a review of other senior employees of the Corporation, with a focus on developing internal candidates for advancement within the Corporation.

In connection with setting the compensation of the Corporation’s Chairman and CEO, the Compensation and Benefits Committee and the Board review the performance of the Chairman and CEO in light of the Chairman and CEO’s responsibilities to the Corporation, including the development of short-term and long-term strategic plans, goals and objectives, the development of an effective senior management team, positioning of the Corporation for current and future success and effective communications with all of the Corporation’s constituencies. These criteria, among others, would also be considered by the Board in evaluating any successor Chairman and CEO candidates.

In the event of the unexpected death, incapacity, or resignation of the Chairman and CEO, pursuant to its charter, the Corporate Governance Committee will discuss and make a recommendation to the Board, after consultation with the Chairman of the Compensation and Benefits Committee, for an appropriate successor.

Director Nominations and Qualifications

The Corporate Governance Committee is responsible for considering, evaluating, and recommending candidates for director. The Committee will consider persons nominated by stockholders in accordance with the nomination procedures specified in the Corporation’s By-laws or otherwise recommended by stockholders. The Corporation’s By-laws provide that stockholders may propose director nominations only if they give timely written notice, directed to the attention of the Corporation’s Corporate Secretary, not less than 120 days nor more than 150 days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders. If such Annual Meeting of Stockholders is called for a date that is not within thirty days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, notice by the stockholder in order to be timely must be received within ten days after notice of such subsequent Annual Meeting of Stockholders is mailed or public disclosure of the date of such Annual Meeting of Stockholders is made, whichever occurs first. In either case, the notice must contain the information required by the Corporation’s By-laws. Stockholders may also recommend candidates for director by following the procedures for communicating with directors described below under “Communications with the Board and Independent Directors.”

In its evaluation of director candidates, including persons recommended by stockholders, the Corporate Governance Committee considers the factors specified in the Corporation’s Corporate Governance Guidelines to ensure the Board has a diversity of perspectives and backgrounds, including the nature of the expertise and experience required for the performance of the duties of a director of a corporation engaged in the Corporation’s business and such matters as relevant business and industry experience, professional background, age, current employment, community service and other board service. The Committee also considers the racial, ethnic, and gender diversity of the Board in assessing candidates. The Committee seeks to identify, as candidates for director, persons with a reputation for and record of integrity and good business judgment who: (i) have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated; (ii) are free from conflicts of interest that could interfere with a director’s duties to the Corporation and its stockholders; and (iii) are willing and able to make the necessary commitment of time and attention required for effective Board service. The Committee also takes into account a candidate’s level of financial literacy, and monitors the mix of skills and experience of the directors in order to assess whether the Board has the necessary tools to perform its oversight function effectively. A full listing of the characteristics and qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Corporation’s website at www.northerntrust.com. Following its evaluation process, the Committee recommends its director nominees to the full Board, and the Board makes the final determination of director nominees based on its consideration of the Committee’s recommendation and report.

Stockholder Outreach

The Corporation recognizes the importance of stockholder engagement to help our investors understand our performance and strategies and to allow our stockholders to express their views on issues important to the Corporation. Accordingly, it is the Corporation’s practice to proactively and routinely engage with stockholders throughout the year.

Communications with the Board and Independent Directors

Stockholders and other interested persons may communicate with any of the Corporation’s directors, including the Lead Director or the nonmanagement directors as a group, by writing a letter addressed to the applicable director(s), c/o Northern Trust Corporation, 50 South La Salle Street, M-9, Chicago, Illinois 60603, Attention: Corporate Secretary. The Corporation’s Corporate Secretary will forward communications directly to the Lead Director, unless a different director is specified.

Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls, or other audit matters that he or she wishes to bring to the attention of the Audit Committee may communicate those concerns to the Audit Committee or its Chairman, using the address indicated above. Any written communication regarding accounting, internal accounting controls or other matters are processed in accordance with procedures adopted by the Audit Committee.

Securities Trading Policy and Policy Against Hedging

Our securities trading policy prohibits directors, employees, including our named executive officers, and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such persons are aware of material nonpublic information relating to the issuer of the security and from providing such material nonpublic information to any person who may trade while aware of such information. This policy also prohibits directors, employees, and certain of their family members from engaging in short selling, margining and pledging or hypothecating the Corporation’s securities, and from trading in options, warrants, puts, calls or similar instruments on the Corporation’s securities.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership of the Corporation’s common stock as of December 31, 2014 for each director, each named executive officer and all directors and executive officers of the Corporation as a group.

Name of Beneficial Owner	Shares (1) (2)	Shares under Exercisable Options (3)	Total Beneficial Ownership of Common Stock	Percent of Class
Non-Employee Directors:
Linda Walker Bynoe	14,178	—	14,178	*
Nicholas D. Chabraja	16,342	—	16,342	*
Susan Crown	33,515	—	33,515	*
Dean M. Harrison (4)	15	—	15	*
Dipak C. Jain	15,314	—	15,314	*
Robert W. Lane	15,799	—	15,799	*
Jose L. Prado	3,819	—	3,819	*
John W. Rowe	26,915	—	26,915	*
Martin P. Slark	6,642	—	6,642	*
David H. B. Smith, Jr. (5)	27,845	—	27,845	*
Donald Thompson (6)	—	—	—	*
Charles A. Tribbett III	14,515	—	14,515	*
Named Executive Officers:
Frederick H. Waddell	349,127	1,084,248	1,433,375	*
S. Biff Bowman	25,822	75,254	101,076	*
Steven L. Fradkin	121,372	359,191	480,563	*
William L. Morrison	109,847	396,706	506,553	*
Michael G. O’Grady	8,919	129,006	137,925	*
Jana R. Schreuder	60,757	336,700	397,457	*
All directors and executive officers as a group (26 persons)	1,041,017	3,159,462	4,200,479	1.77%

* Less than 1%.

(1) Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and investment power (including shares as to which spouses and minor children of the individuals covered by this table have such power).

(2) Amount includes restricted stock units payable on a one-for-one basis in shares of the Corporation’s common stock that are scheduled to vest within sixty days of December 31, 2014 in the following amounts: Mr. Waddell – 37,994 units; Mr. Bowman – 5,719 units; Mr. Fradkin – 11,873 units; Mr. Morrison – 11,873 units; Ms. Schreuder – 11,873 units; and all directors and officers as a group – 124,413 units.

(3) Amount of shares includes options that were exercisable as of December 31, 2014 and options that become exercisable within sixty days thereafter.

(4) Mr. Harrison was appointed as a director of the Corporation effective January 1, 2015.

(5) Mr. Smith is co-trustee with another individual on two separate trusts. He shares voting and investment power for 500 shares held in one trust and 1,704 in another trust, all of which such shares are reflected in the table. He is also a beneficiary of a trust that holds 1,362,880 shares; as Mr. Smith has no investment or voting power with respect to these shares, they are not reflected in the table.

(6) Mr. Thompson was appointed as a director of the Corporation effective March 6, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and beneficial owners of more than 10% of the Corporation’s stock to file with the SEC initial reports of ownership and reports of changes in ownership of any equity securities of the Corporation. Based solely on the Corporation’s review of the reports that have been filed by or on behalf of such reporting persons in this regard and written representations from such reporting persons that no other reports were required, the Corporation believes that all reports required by Section 16(a) of the Exchange Act were made on a timely basis during or with respect to 2014, except for a Form 3 filed on August 22, 2014 reporting initial ownership information for Edward J. Mooney upon his appointment as an advisory director of the Corporation which should have been filed by July 25, 2014, and a Form 4 filed for Mr. Mooney on August 22, 2014 to report a transaction that should have been reported by July 17, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table includes information concerning stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Corporation’s common stock as of December 31, 2014.

Name and Address	Shares	Percent of Class

The Northern Trust Company (1) 50 South La Salle Street Chicago, Illinois 60603	21,607,614	9.3%

T. Rowe Price Associates, Inc. (2) 100 E. Pratt Street Baltimore, Maryland 21202	15,322,381	6.5%

BlackRock, Inc. (3) 55 East 52nd Street New York, New York 10022	12,424,815	5.3%

(1) As of December 31, 2014, the Bank and its affiliates individually acted as sole or co-fiduciary with respect to trusts and other fiduciary accounts which owned, held or controlled through intermediaries the shares. This aggregate number of shares includes 1,362,880 shares held by the trust described in footnote 5 to the “Security Ownership by Directors and Executive Officers” table in this Proxy Statement, or less than 0.6% of the outstanding common stock. Of these shares, the Bank and its affiliates had sole voting power with respect to 8,427,770 shares, or 3.6% of the outstanding common stock, and they shared voting power with respect to 11,648,715 shares, or 5.0% of the outstanding common stock. They had sole investment power with respect to 2,153,402 shares, or 0.9% of the outstanding common stock, and they shared investment power with respect to 12,433,100 shares, or 5.3% of the outstanding common stock.

(2) As reported on a Schedule 13G/A filed on February 13, 2015. T. Rowe Price Associates, Inc. (“Price Associates”) has indicated that these shares are owned by various individual and institutional investors, for which Price Associates serves as an investment adviser with power to direct investments and, in certain cases, sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Of these shares, Price Associates had sole voting power with respect to 4,575,082 shares, or 2.0% of the outstanding common stock, and it did not have shared voting power with respect to any such shares. Price Associates had sole investment power with respect to all such shares.

(3) As reported on a Schedule 13G filed on February 6, 2015. Of the shares reported, BlackRock, Inc. (“BlackRock”) had sole voting power with respect to 10,566,300 shares, or 4.5% of the outstanding common stock, and it did not have shared voting power with respect to any shares reported. BlackRock had sole investment power with respect to all shares reported.

ITEM 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, and the rules and regulations promulgated thereunder by the SEC, the Corporation is required to include in this Proxy Statement a separate resolution, subject to an advisory vote, to approve the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as a “Say-on-Pay” advisory vote). In a nonbinding, advisory vote on the frequency of future Say-on-Pay votes held at our 2011 Annual Meeting of Stockholders, stockholders voted in favor of conducting Say-on-Pay votes annually. In light of this result, and other factors considered by the Board, the Board has determined that the Corporation will hold Say-on-Pay votes on an annual basis until the next advisory vote on such frequency, which is expected to take place at the 2017 Annual Meeting of Stockholders. Accordingly, the Board is requesting that stockholders vote FOR approval of the following resolution:

“Resolved, that the compensation paid to the Corporation’s named executive officers, as disclosed in its Proxy Statement dated March 10, 2015, pursuant to Item 402 of Regulation S-K of the Exchange Act, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding on the Corporation. Although the vote is nonbinding, the Board and the Compensation and Benefits Committee value the opinions of our stockholders and, consistent with past practice, will consider the outcome of the vote when determining compensation policies and making future compensation decisions for our named executive officers.

As outlined in the Compensation Discussion and Analysis that begins on page 25 of this Proxy Statement, the Corporation’s executive compensation program is designed to attract, motivate and retain individuals who will contribute to the Corporation’s success and the creation of stockholder value. The Compensation and Benefits Committee believes that executive officers are most effectively motivated when their incentive compensation is tied to the Corporation’s overall performance as well as their individual performance. That is why a significant portion of each executive officer’s short-term and long-term incentive compensation is variable and depends on such performance. Long-term incentive compensation delivered through annual equity awards is the most significant element of the Corporation’s executive compensation program. The Compensation and Benefits Committee believes that this emphasis on equity-based compensation aligns the interests of executive officers with our stockholders, discourages inappropriate risk-taking, and encourages executive officers to appropriately consider and control risk factors, which furthers the Corporation’s risk-mitigation strategy. In addition, the Corporation has adopted policies, like stock ownership guidelines, and incorporated provisions into compensation plans, like forfeiture and clawback provisions, to ensure long-term focus and discourage inappropriate risk-taking by executive officers.

The Corporation’s conservatively managed executive compensation philosophy, coupled with its sound balance sheet and prudent business model, have contributed to the Corporation’s strong strategic and financial positioning, despite an increasingly regulated and a persistent low interest rate environment. In 2014, the Corporation reported revenue of $4.3 billion, net income of $811.8 million and diluted earnings per share of $3.32. The Corporation’s 2014 return on equity increased to 10.0% from 9.5% in the prior year. For the year ended December 31, 2014, the Corporation’s average three- and five-year returns on equity were 9.6% and 9.5%, respectively, in line with the peer-group medians of 9.7% for each of such periods. Further, the Corporation’s average revenue growth of 5.9%, 4.7% and 2.7% over the one-, three- and five-year periods ended December 31, 2014, respectively, significantly outpaced peer-group median growth of 0.7%, 1.4% and (1.0)% over such periods.

The Board unanimously recommends that you vote FOR this proposal.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In 2014, the performance and achievements of our named executive officers helped the Corporation deliver sound financial results and accelerate the strategic initiatives of the organization in a continued challenging global economic environment. New business and our measured approach to managing the business contributed to the Corporation’s strong financial performance.

Appropriately linking the compensation of our named executive officers to the performance of our business is important to the continued growth and success of the Corporation. Accordingly, performance is the most significant driver of compensation decisions. The following charts summarize our performance in 2014 and highlight important considerations in the development, review and approval of our 2014 named executive officers’ compensation.

2014 Performance
Financial Results

—  Net income was $811.8 million in 2014, an improvement of 11% from $731.3 million in 2013

—  Revenue grew 6% to $4.3 billion in 2014 from $4.1 billion in 2013

—  Trust, investment and other servicing fees, which represent the single largest source of revenue to the Corporation, increased 9% in 2014

—  Earnings per diluted common share totaled $3.32 in 2014, compared to $2.99 in 2013

—  Our return on equity was 10.0% in 2014, an increase from 9.5% in 2013 and within our target range of 10–15%

Capital Planning

—  Our capital ratios are well above the ratios that are a requirement for regulatory classification as “well-capitalized”

—  We returned $792.4 million in capital to our common stockholders by increasing the quarterly dividend to $0.33 per share and repurchasing 7.5 million common shares

—  We grew our capital base by 7% due to the issuance of 16,000 shares of preferred stock for net proceeds of $388.5 million and continued growth in retained earnings

—  The Board of Governors of the Federal Reserve System (the “Federal Reserve”) did not object to our 2014 Capital Plan

Risk Management	— Our risk profile remained strong, with no material changes in 2014 — The quality of our balance sheet and our liquidity position remained strong at both the Corporation and the Bank
Strategic Developments

—  Assets under custody rose 7% to $6 trillion, while assets under management rose 6% to $934.1 billion

—  Our growth in clients continues to be diversified across our businesses, services and geographies

—  We continued to expand and optimize our geographic footprint by establishing new offices in South Korea and Malaysia, beginning new processing and back-office operations in Manila, Philippines and announcing plans to open a new office in Tempe, Arizona to perform a wide variety of front-, middle- and back-office functions

2014 Performance (con’t)
Leadership Changes

—  At the Chairman and CEO’s direction, the Corporation made a number of leadership changes across the organization in 2014

—  These changes impacted each of the named executive officers, except for Mr. Waddell, and were designed to position the organization for faster growth and expand the experience of its leaders

Guiding Principles for Executive Compensation
Compensation Philosophy

—  Attract, motivate and retain the best talent

—  Link compensation to long-term performance

—  Align programs with stockholder interests

—  Position pay competitively in the marketplace

—  Discourage inappropriate risk-taking

Total Pay Guidelines

—  80% to 90% of total pay opportunity focused on performance-based incentives

—  Majority of total pay opportunity linked to long-term incentives

—  Multi-year vesting schedules for equity grants link total pay to long-term performance

—  Stock ownership guidelines equal or exceed requirements at most peer banks

Forfeiture (“Clawback”) Provisions

—  All equity granted to named executive officers is subject to forfeiture, or “clawback” provisions, that may be triggered upon the occurrence of certain events, including the misuse of confidential information, a violation of applicable nonsolicitation provisions or misconduct as determined by the Compensation and Benefits Committee in connection with the restatement of the Corporation’s financial statements or otherwise

Decisions and Actions
Factors Guiding Compensation Decisions

—  Financial performance, as measured by pre-tax income, revenue growth, expense management, assets under custody and management and return on equity

—  Individual qualitative factors, including with respect to leadership, client service, regulatory compliance, corporate social responsibility, employee engagement, communication, ethics, diversity and development of talent

—  Risk performance, including an evaluation of qualitative and quantitative inputs to determine whether excessive risk was taken or realized

—  Chairman and CEO recommendations for other named executive officers

—  Advice of the Compensation and Benefit Committee’s independent compensation consultant

—  Peer bank pay practices, current and historical compensation and internal equity principles

Decisions and Actions (con’t)
2014 Compensation Decisions

—   Base salaries for 2014 remained unchanged for named executive officers, except for Mr. Bowman

—   Annual short-term incentive awards — determined in 2015 for 2014 performance — reflect improvement in key corporate performance metrics and growth in key businesses

—   Long-term incentive compensation awarded as follows:

—   50% as performance stock units

—   25% as stock options

—   25% as restricted stock units

2015 Performance Stock Units

—   Performance stock units granted in 2015 pay out at 100% only if the Corporation achieves an average annual return on equity of 10.25% over the three-year performance period, in line with the target return on equity range

Guiding Principles for Executive Compensation

The Corporation’s compensation philosophy is to attract, motivate and retain talent, including executive-level talent who will contribute to our long-term success. With the goals of solid long-term financial performance and creating long-term stockholder value, the Corporation’s executive compensation program and compensation decisions are framed by the four core values described below.

Linked to Long-Term Performance

The Corporation’s executive compensation program strongly focuses on incentive compensation, which is intended to help drive long-term financial performance. Currently, 80% to 90% of each named executive officer’s total pay opportunity consists of performance-based compensation. Short-term cash and long-term incentive awards reflect the Corporation’s performance as well as each named executive officer’s individual performance. The Compensation and Benefits Committee determines and approves annual cash incentives for the Corporation’s named executive officers under the provisions of the stockholder-approved Management Performance Plan.

The net income generated by the Corporation in the applicable fiscal year determines the maximum funding for annual cash incentives. Accordingly, no annual cash incentive can be paid in the absence of positive net income. The Corporation’s average annual rate of return on equity during the respective three-year performance period (as compared to pre-established targets) determines the payout under 50% of the Corporation’s annual long-term incentive awards, which are granted in the form of performance stock units. Payout of this component therefore generally requires the executive to remain with the company during the applicable performance period, as well as attainment of return on equity goals over multi-year periods. The overall performance of the Corporation’s common stock delivers the remainder of the value of annual long-term incentive awards; this portion of the award is granted in the form of stock options (25%), which have no economic value absent share price appreciation, and through restricted stock units (25%). The Corporation’s current performance schedule provides that officers will only receive 100% of their performance stock unit awards if the Corporation achieves an average annual return on equity of 10.25% over the three-year performance period, which aligns the payout of these awards to the target return on equity range.

Aligned with Stockholder Interests

The Corporation’s executive compensation program is designed to align the interests of the named executive officers with those of its stockholders by tying a significant portion of an executive’s total compensation to the longer-term performance of the Corporation’s common stock. Long-term incentive compensation is the most significant component of overall compensation, as it provides the majority of named executive officers’ compensation. The emphasis on long-term multi-year vesting schedules applied to these incentives contributes to continuity and stability within the Corporation’s executive leadership and encourages executives to act as owners with a tangible stake in the Corporation.

Supporting the alignment with stockholders’ interests, the Corporation has a long-standing practice of emphasizing stock ownership and maintaining robust stock ownership guidelines for named executive officers at or above industry practice. Each executive officer is expected to meet his or her respective minimum ownership level within five years of becoming an executive officer. Until such time as any executive officer meets the minimum ownership level requirement, he or she is expected to retain 100% of the net, after-tax shares received from share distributions or stock option exercises. As of December 31, 2014, the Chairman and CEO and each other named executive officer met or exceeded the Corporation’s stock ownership guidelines.

Stock Ownership Guidelines

Expected Stock Ownership as a Multiple of Base Salary

Chairman and CEO	10x

President	7x

Chief Operating Officer	7x

Chief Financial Officer and Business Presidents	5x

All Other Executive Officers	3x

Positioned Competitively in the Marketplace

We believe a competitive executive compensation program is key to attracting, motivating and retaining the best executive talent. Therefore, the Compensation and Benefits Committee evaluates the competitiveness of the Corporation’s named executive officer compensation program against a peer group that reflects key trust and custody banks (The Bank of New York Mellon Corporation and State Street Corporation) as well as certain other U.S. banking organizations of varying size. The peer group specifically excludes certain direct competitors whose size or scope are significantly larger and might distort the appropriate pay comparisons. The combination of the character and relative size of the Corporation’s businesses makes it challenging to identify any definitive, single group of companies as peers for compensation purposes. The Corporation’s peer group was established based in part on data and analysis provided by management’s executive compensation consultant, Towers Watson.

The banks identified below comprise the Corporation’s peer group:

—	The Bank of New York Mellon Corporation

—	Comerica Incorporated

—	Fifth Third Bancorp

—	KeyCorp

—	State Street Corporation
—	SunTrust Banks, Inc.

—	The PNC Financial Services Group, Inc.

—	U.S. Bancorp

—	Wells Fargo & Company

The Compensation and Benefits Committee believes that this group of peer companies fairly represents a range of our competitors and certain other U.S. banking organizations and is an appropriate group of companies against which the Corporation can gauge the competitiveness of the Corporation’s executive compensation program for the named executive officers. The Committee regularly reviews the composition of the Corporation’s peer group using data and analysis provided by Towers Watson. The Committee makes updates based on changes within the peer group companies, industry consolidation and the Corporation’s own evolving global presence. No modifications have been made to the peer group since 2011.

Discourage Inappropriate Risk-Taking

The Corporation has considered its incentive compensation program in light of the guidance provided by the Federal Reserve with respect to sound incentive compensation policies at banking organizations. The Corporation believes its compensation arrangements discourage inappropriate risk-taking behavior, in part because the Corporation is not involved with many of the lines of business that have exposed other financial institutions to excessive risk, such as significant proprietary derivatives trading or origination or securitization of subprime mortgage loans.

To align with the Federal Reserve’s guidance for the financial industry, the Corporation provided direction to its employees about risk management expectations and the incentive adjustments that may be made to awards for those who expose the Corporation to excessive risk. The Corporation actively monitors employees using programs, policies, and other tools that are designed to ensure that they work within established risk frameworks and limits. To reinforce the important role of effective risk management in our compensation framework, in recent years the Corporation has reduced the portion of its long-term incentive awards composed of stock options (now representing only 25% of long-term incentive compensation) and replaced a portion of those awards with performance stock units. Performance stock units, which contain meaningful performance targets for named executive officers and are payable in shares if these targets are attained, discourage inappropriate risk-taking behavior because they can only be earned by attaining long-term performance goals and because the value of the award is less susceptible to short-term fluctuations in share value than stock options. To further reinforce the important role of effective risk management in our compensation framework, long-term incentive compensation is the most significant element of compensation for senior management. All grants of long-term equity vest over a multi-year period and have an inherent risk adjustment factor based on changes in the value of the Corporation’s common stock. Consistent with the Corporation’s risk-mitigation strategies for its compensation programs, since 2012 all long-term incentive compensation arrangements for named executive officers have incorporated clawback provisions that deter certain types of conduct, including conduct that could affect the accuracy of the Corporation’s financial statements. In 2013, expanded risk-based forfeiture and clawback provisions were included in restricted stock unit awards.

The Compensation and Benefits Committee annually reviews management’s assessment of the effectiveness of the design and performance of the Corporation’s incentive compensation arrangements and practices in providing risk-taking incentives that are consistent with the organization’s safety and soundness. This assessment includes an evaluation of whether the Corporation’s incentive compensation arrangements and practices discourage inappropriate risk-taking behavior by participants. We will continue to monitor and, if necessary, revise our incentive compensation program to ensure that it continues to appropriately balance the objectives of stockholders, the needs of the business and risk concerns.

Determining Awards

Role of the Compensation and Benefits Committee

During its February meeting each year, the Compensation and Benefits Committee determines the appropriate level of compensation for all executive officers. The Committee considers all elements of the Corporation’s executive compensation program holistically rather than each compensation element individually, and makes executive compensation decisions after careful review and analysis of financial and nonfinancial performance information, as well as historical and market compensation data. The Committee also considers the impact that compensation decisions may have on the potential value of other pay and benefit programs.

The Committee has the discretion to determine compensation in the context of individual performance in nonfinancial areas that are important to long-range growth and the enhancement of stockholder value. This flexibility allows the Committee to modify individual incentive payouts and long-term incentive opportunities to best reflect:

—	the Corporation’s business model and strategy;

—	prevailing market trends;

—	evolving financial and regulatory environment;

—	cross-function executive assignments; and

—	risk management objectives.

The Committee also evaluates the performance of the Chairman and CEO against his objectives for the past year. The Committee shares this evaluation with the Board in order for the Board to set the Chairman and CEO’s compensation.

Role of the Chairman and CEO

The Chairman and CEO presents the Compensation and Benefits Committee with recommendations on the total compensation for each of the Corporation’s other executive officers based in part upon data provided by management’s executive compensation consultant. The Chairman and CEO’s evaluations of the other executive officers are based on performance against the past year’s performance expectations, and are comprised of a mix of objective and subjective factors, which are not formulaically weighted or scored. With input from the Corporation’s Chief Risk Officer, the Chairman and CEO also evaluates each of the other executive officer’s performance with regard to business risks and individual adherence to risk and compliance policies and procedures. The Committee gives substantial weight to the recommendations of the Chairman and CEO, but retains the ultimate oversight and responsibility to set compensation for all executive officers.

Role of Human Resources

The Human Resources function provides materials to assist the Compensation and Benefits Committee in making executive compensation decisions, including current and historical compensation data for executive officers. The Corporation’s Executive Vice President, Human Resources attends and participates in all Committee meetings. The Human Resources function also assists the Chairman and CEO in formulating his compensation recommendations for all other executive officers. The Human Resources function provides historical and current market data for executive pay in the industry, information concerning the historical and current compensation of executive officers and the comparison of stock ownership measured against the Corporation’s stock ownership guidelines.

Role of the Compensation and Benefits Committee’s Independent Compensation Consultant

In February 2014, the Compensation and Benefits Committee retained Compensation Advisory Partners (“CAP”), a nationally recognized compensation and benefits consulting firm, to replace Aon Hewitt as its independent compensation consultant. The Committee confers with its independent compensation consultant to ensure that decisions and actions are consistent with stockholders’ long-term interests and compensation-related best practices within the financial services industry. The Committee also references market data provided by its independent compensation consultant when considering compensation for executive officers. A representative of CAP attended all meetings of the Committee during which 2014 executive compensation decisions were made. CAP provides insights into compensation trends and market practices, presents views on the compensation proposed by the Committee and participates in Committee meeting discussions and executive sessions.

Use of Peer Group Data

The Compensation and Benefits Committee uses peer group data to assess the competitiveness of the compensation paid to executive officers. The Corporation does not use peer compensation data to set precise pay levels by position. Rather, the peer data and data provided by compensation consultants are used to validate relative competitive pay for our executive officers. With respect to 2014 compensation, the Committee considered the Corporation’s performance relative to our peers across various performance and financial measures. Weighing these measures, the Committee determined that the Corporation’s overall performance generally compared favorably to the peer group performance. The Committee took these comparisons into account generally in making its compensation decisions for 2014.

Deductibility of Executive Compensation

The Corporation views the tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as a factor in determining the forms and amounts of executive compensation. The Corporation, through the Compensation and Benefits Committee, reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility or other important elements of the overall executive compensation program.

Elements of the Corporation’s Executive Compensation Program

There are four principal elements of the Corporation’s executive compensation program, each of which is discussed below. In making determinations regarding these compensation elements, the Compensation and Benefits Committee’s overall goal is to establish total executive compensation that appropriately rewards performance, aligns with stockholders’ interests, and positions the Corporation competitively in the marketplace for executive talent. While the Committee’s determinations with respect to these elements may reflect unique characteristics of that element (for instance, in the case of annual cash incentives, performance of the Corporation), the Committee’s overall decision-making is governed by a collective evaluation of the elements of compensation, with a view toward establishing an appropriate level of total executive compensation.

Element	Link to Compensation Philosophy	Rationale / Key Features
Base Salary	Targeted at competitive levels among peer group companies.	Base salaries provide a fixed level of income consistent with a named executive officer’s position and responsibilities, competitive pay practices, and internal equity principles.
Short-Term Annual Cash Incentive	Aligned with stockholders’ interests by linking maximum award to a percentage of net income and actual award to executive’s performance. Targeted at competitive levels among the peer group companies.	Annual cash incentives are intended to qualify as performance-based compensation as they are tied to net income results and may not exceed a fixed maximum. Annual cash incentives also reflect the individual performance of each executive officer.
Long-Term Incentive Compensation	Aligned with stockholders’ interests by motivating executive officers to act as owners. Targeted at competitive levels among the peer group companies.	Given the Corporation’s focus on pay for performance, long-term incentives are the most significant element of overall compensation. Long-term incentive compensation is comprised of performance stock units (50%), restricted stock units (25%) and stock options (25%). The number of shares that is paid out upon the vesting of a performance stock unit award is determined based on the Corporation’s return on equity.
Retirement, Health and Welfare Benefits	Targeted at the median level of peer group companies.	Benefits are designed with the entire workforce in mind and are not specifically structured for executive officers.

Base Salary

The Compensation and Benefits Committee believes that base salaries should provide a fixed level of annual income consistent with an executive officer’s position and responsibilities, competitive pay practices and internal equity among executive officers.

The Committee uses discretion in determining base salaries. It does not take a formulaic approach to setting base salary levels but considers the following factors:

—	individual performance over the prior year relative to established goals and expectations for the position;

—	targeted base salary levels that balance market pay practice with internal equity principles;

—	experience and qualifications of the individual executive;

—	the executive officer’s tenure in the position or a position of similar level; and

—	significant changes in assignment or scope of responsibility.

For new and recently promoted executives, the Committee’s approach is to gradually increase base salary to the appropriate target pay level as the executive officer gains experience and tenure in the new position.

Short-Term Annual Cash Incentive

Annual cash incentives provide an opportunity for executive officers to receive additional cash compensation based on the Corporation’s financial performance as well as each executive officer’s individual performance. The annual bonus pool is funded based on a targeted percentage range of pre-tax income. In approving the total funded cash incentive pool, the Corporation’s overall performance, as well as competitive requirements for incentive compensation, are considered.

Actual incentive allocations under the funded pool to each named executive officer are made based on a review of the Corporation’s performance in the context of key performance indicators on an absolute basis and relative to custody bank peers (e.g., growth in fees, total revenue and pre-tax income, return on equity, pre-tax margin, operating leverage, etc.), a review of the individual’s contribution to corporate performance and an assessment of competitive levels of pay for each position.

The Compensation and Benefits Committee determines and approves annual cash incentives for the Corporation’s executive officers under the provisions of the stockholder-approved Management Performance Plan. These awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The maximum funding for each officer’s annual cash incentive award under the Management Performance Plan is a percentage of the net income generated by the Corporation in the applicable year. The annual cash incentive maximums for executive officers are as follows:

—	annual cash incentives for the Chairman and CEO may not exceed 0.6% of consolidated net income;

—	annual cash incentives for the President and Chief Operating Officer may not exceed 0.4% of consolidated net income;

—	annual cash incentives for all other executive officers may not exceed 0.3% of consolidated net income; and

—	no annual incentives can be paid in the absence of positive net income.

While the Corporation’s net income establishes the maximum annual cash incentive that may be paid to an officer, the final determination of annual cash incentives is not tied to any specific formula. Instead, the Committee exercises negative discretion to set the final award. In applying negative discretion in 2015 for 2014 performance, the Committee considered the Corporation’s overall performance results, each officer’s individual performance and the cash incentive award data reported by peer firms, adjusted for size.

Long-Term Incentive Compensation

Long-term incentive compensation is the most significant element of overall compensation and is designed to reward the performance of executive officers over time. Under the current plan design, long-term incentive compensation takes the form of 50% performance stock units, 25% restricted stock units and 25% nonqualified stock options. The Compensation and Benefits Committee emphasizes long-term incentives to align compensation with the interests of the stockholders. The Committee believes that long-term incentive compensation encourages executives to act as owners with an equity stake in the Corporation, discourages inappropriate risk-taking and contributes to continuity and stability within the Corporation’s leadership.

The Committee considers a variety of individual factors to determine the actual dollar value of long-term incentive compensation for each executive officer. The dollar value of equity compensation generally has been defined as 100% of the fair market value at the time of grant for all performance stock units and restricted stock units and one-third of the fair market value of the shares underlying grants of stock options at the time of grant for all stock options. These guidelines also applied to long-term incentive awards granted in 2015 for 2014 performance, with the exception of the dollar value of stock option grants, which were valued at 30% of the fair market value of the shares underlying such grants at the time they were made.

The Committee has flexibility in determining the value of total long-term incentive compensation for each executive officer based on a review of objective and subjective factors. There is no formula that assigns specific weights to these factors and the importance of these factors may vary from year to year. In addition to consideration of the long-term incentive compensation reported by peer banks, the following are the specific objective and subjective factors considered by the Committee in setting total 2014 and 2015 long-term incentive compensation for each executive officer:

—	experience and tenure;

—	prior and expected individual performance;

—	potential long-term impact on the financial success of the Corporation;

—	strategic leadership, teamwork and individual contributions as a member of the Corporation’s leadership team;

—	the Committee’s desire to maintain internal equity in long-term incentive opportunity;

—	mix of total compensation relative to each element of compensation;

—	recommendations of the Chairman and CEO with respect to other executive officers; and

—	advice of the Committee’s independent compensation consultant.

In February 2014 for 2013 performance, the named executive officers received the following dollar amounts of long-term incentive compensation: Mr. Waddell, $6,650,000; Mr. Bowman, $1,650,000; Mr. Fradkin, $2,000,000; Mr. Morrison, $3,250,000; Mr. O’Grady, $2,000,000; and Ms. Schreuder, $2,000,000. The Committee believes that these awards reflect appropriate differentiation among the officers in light of their respective responsibilities at the time of grant. In addition to internal equity principles, these awards also reflect the Committee’s consideration of each of the factors listed above.

Retirement, Health and Welfare Benefits

Retirement benefits are generally designed with the Corporation’s entire workforce in mind and are not specifically structured for the executive officers. The design of the Corporation’s retirement program for employees, including executive officers:

—	reflects competitiveness in that the Corporation targets total retirement benefits at approximately the median level of retirement benefits of peer group companies; and

—	encourages employees to contribute to their individual retirement savings through participation in TIP and the Northern Trust Corporation Supplemental Thrift-Incentive Plan (“Supplemental TIP”).

Executive officers also participate in the Corporation’s health and welfare benefits, including medical, retiree medical, dental, disability and life insurance programs, on the same terms as other employees.

Severance Benefits and Employment Security Arrangements

The Corporation provides a severance plan to provide reasonable benefits to employees who are involuntarily terminated without cause due to a reduction in force, job elimination or similar reasons specified in the severance plan. The Corporation believes that the availability of severance benefits allows the Corporation to compete with its peer group companies in attracting and retaining talent. Executive officers participate in this plan on the same terms as all other eligible and similarly situated employees.

Executive officers generally are eligible to receive severance benefits that include:

—

a lump sum payment of two weeks of base salary for each year of completed service up to, but less than 25 years, or 52 weeks of base salary for 25 years or more of completed service to the Corporation; and

—

a COBRA subsidy based on their length of service to help cover the costs of continuation coverage under the employer’s medical and dental plans, full vesting under TIP, Supplemental TIP, The Northern Trust Company Pension Plan (the “Pension Plan”), and the Northern Trust Corporation Supplemental Pension Plan (the “Supplemental Pension Plan”), enhanced early retirement eligibility under the Pension Plan for employees who have reached age 54 with 14 years of credited service and outplacement assistance.

These benefits are contingent upon execution of a release, waiver and settlement agreement with the Corporation. Severance payments will be reduced by any severance payments made under employment security agreements or any other benefit plan, program or individual contract.

In addition to the severance benefits discussed above, the Corporation has entered into employment security arrangements for certain executive officers of the Corporation, including each named executive officer. The purpose of these agreements is to provide an executive with sufficient security to remain focused on his or her responsibilities before, during and after a transaction without undue concern for his or her personal circumstances. The Corporation believes the employment security agreements are critical to its ability to attract and retain key executives in light of the fact that all named executive officers are employed at will and change in control provisions for executives are a standard element of a competitive compensation program at peer group companies.

Further discussion with respect to the Corporation’s employment security agreements, including disclosure of potential change in control benefits payable to each named executive officer, assuming a change in control of the Corporation and termination of employment on December 31, 2014, is set forth in the “Potential Payments Upon Termination of Employment or a Change in Control of the Corporation” section beginning on page 62 of this Proxy Statement.

Perquisites

The Corporation provides a limited number of perquisites intended to assist executive officers in the performance of their duties on behalf of the Corporation. The Corporation provides financial consulting and tax return preparation services and personal use of company automobiles as perquisites to its executive officers. If circumstances warrant and if pre-approved by the Chairman and CEO, the Corporation permits personal use of company aircraft on a limited basis. The Corporation also reimburses executive officers for the payment of personal income taxes in connection with the use of company vehicles in certain circumstances and taxable relocation expenses. The Compensation and Benefits Committee periodically reviews the types and costs of perquisites to ensure they remain aligned with the compensation philosophy of the Corporation.

2014 Advisory Vote on Executive Compensation

The Corporation’s 2013 named executive officer compensation was approved on an advisory basis by its stockholders at the Corporation’s April 15, 2014 Annual Meeting of Stockholders. Approximately 86% of the votes cast, together with abstentions, supported approval of 2013 named executive officer compensation. Although such advisory votes are nonbinding, the Board reviews and thoughtfully considers the voting results when determining compensation policies and making future compensation decisions for named executive officers. Additionally, as mentioned under “Corporate Governance—Stockholder Outreach” beginning on page 19 of this Proxy Statement, it is the Corporation’s practice to proactively and routinely engage with stockholders throughout the year to help investors understand the Corporation’s performance and strategies and to allow stockholders to express their views on issues important to the Corporation. Accordingly, the decisions made by the Board with respect to compensation in 2014—including the decision to maintain the overall structure of the Corporation’s executive compensation program—reflect consideration of stockholder feedback, particularly the results of the advisory vote on 2013 named executive officer compensation, as well as the other factors described above.

2014 Compensation Decisions for Named Executive Officers

In determining total compensation for the named executive officers, including Mr. Waddell, the Compensation and Benefits Committee considered a variety of performance factors. The Committee considered the Corporation’s 2014 financial performance as well as each officer’s success in achieving his or her individual qualitative performance objectives. The Committee also considered the total compensation paid to similarly situated executives by the Corporation’s peers. Although the same methodology is used to determine the compensation paid to the Chairman and CEO as for any other executive officer, Mr. Waddell’s compensation is measurably higher than the compensation paid to the other named executive officers due to his significantly greater responsibilities and obligations to the Corporation.

Chairman and Chief Executive Officer

Total Chairman and CEO Compensation. The table below summarizes the key compensation decisions made by the Committee for Mr. Waddell, the Corporation’s Chairman and CEO, for the 2014 compensation year and provides a comparison to his 2013 compensation. It should be noted that the amounts in this table are different than the amounts in the Summary Compensation Table as the table below does not include the Change in Pension Value and Nonqualified Deferred Compensation Earnings and All Other Compensation values. As illustrated in the chart, the Chairman and CEO’s salary and incentive compensation increased by 4.2% from 2013 to 2014.

Year	Annual Compensation					Total
	Salary	Incentive Compensation (1)
		Cash	Performance Stock Units	Stock Options (2)	Restricted Stock Units
2014	$975,000	$2,300,000	$3,325,000	$1,662,500	$1,662,500	$9,925,000
2013	$975,000	$1,900,000	$3,325,000	$1,662,500	$1,662,500	$9,525,000

(1) The performance stock units, stock options, and restricted stock units included for 2014 were granted to Mr. Waddell in February 2015 for his 2014 performance and accordingly are not included in the “Summary Compensation Table” in this Proxy Statement.

(2) The Corporation’s policies and internal valuation methodology with respect to stock options reflected in the chart above differ from the valuation methodology required to be used in the “Summary Compensation Table” in this Proxy Statement.

The mix of total compensation for our Chairman and CEO, as illustrated in the chart below, demonstrates our emphasis on performance-based compensation and belief that long-term incentives should be the most significant element of overall compensation.

Mr. Waddell’s compensation for 2014 reflects each of the elements of the Corporation’s 2014 performance presented on pages 25-26 of this Proxy Statement, as his leadership was instrumental to these achievements. Mr. Waddell’s compensation also reflects his role in developing the senior leaders of the Corporation and maintaining a strong group of leaders in our succession plan through actions such as the organizational leadership changes implemented in 2014 at his direction. Consistent with the Corporation’s philosophy of aligning pay with performance, the Compensation and Benefits Committee determined that Mr. Waddell’s total 2014 compensation should compare favorably with the median compensation among the Corporation’s peer companies, relative to size, financial results and stockholder returns. As further explained below, the year-over-year increase in Mr. Waddell’s overall compensation was driven primarily by increases in the value of his pension benefits and the amount of his annual cash incentive award.

Base Salary. Based on competitive salary market data among the Corporation’s peer group companies, at its February 2014 meeting, the Compensation and Benefits Committee determined that Mr. Waddell’s annual base salary should remain unchanged for 2014.

Short-Term Annual Cash Incentive. Taking into consideration available competitive market data, the Corporation’s 2014 performance, and Mr. Waddell’s success in achieving his individual qualitative performance objectives, the Compensation and Benefits Committee set Mr. Waddell’s actual cash incentive award at $2,300,000 for 2014, as compared to $1,900,000 for 2013. The year-over-year increase in Mr. Waddell’s annual cash incentive award was reflective of the Corporation’s 2014 financial performance. Our earnings for 2014 increased 11.0% relative to 2013 and growth in new business was strong. The Corporation’s return on equity improved to 10.0% from 9.5%, within our target range. For 2014, Mr. Waddell’s individual qualitative performance objectives related to operating performance, client performance and leadership development. Under the provisions of the Management Performance Plan, the Corporation’s net income of $811.8 million in 2014 provided for a maximum funding opportunity for Mr. Waddell of $4,870,800; his actual incentive of $2,300,000 was well below this level.

Long-Term Incentive. In determining the total long-term incentive award for Mr. Waddell, the Compensation and Benefits Committee took into account the Corporation’s 2014 performance, as well as the total compensation paid by the Corporation’s peers, adjusted for size, financial results and stockholder returns. Based on these factors, the Committee set Mr. Waddell’s long-term incentive compensation award for 2014 performance at $6,650,000, equal to his long-term incentive award of $6,650,000 made in 2014 for 2013 performance.

Pension Benefits. While the Committee did not make any changes to the structure of the Corporation’s pension design in 2014, Mr. Waddell’s pension value increased by $2,762,043, compared to a decrease in 2013 of $444,845. The present value of Mr. Waddell’s benefits under the Pension Plan is sensitive to changes in interest rates. The decrease in value of Mr. Waddell’s benefits in 2013 was primarily driven by an increase in the discount rate used to value such benefits, while the increase in 2014 was influenced by a decrease in the applicable discount rate. The value of Mr. Waddell’s pension benefits reflects the thirty-five years of credited service he has accrued, which is the maximum permissible under the plan, as his tenure at the Corporation began in 1975. See “Pension Benefits” beginning on page 55 of this Proxy Statement for additional information on how benefits accrue under the Pension Plan.

S. Biff Bowman

Mr. Bowman has served as the Corporation’s Chief Financial Officer since September 1, 2014. Prior thereto, Mr. Bowman served as Executive Vice President, Human Resources. As the Corporation’s Executive Vice President, Human Resources, Mr. Bowman was primarily responsible for overseeing the Corporation’s Human Resources function. As Chief Financial Officer, Mr. Bowman is primarily responsible for financial reporting and control, management reporting and analysis, liquidity management, capital planning and investor relations. To determine Mr. Bowman’s 2014 compensation, the Compensation and Benefits Committee considered how well Mr. Bowman fulfilled his responsibilities in 2014, including with respect to the transition in his roles. The Compensation and Benefits Committee also considered the following performance factors:

—	Mr. Bowman’s contributions to the leadership changes implemented across the organization during 2014;

—	Mr. Bowman’s contributions to the Corporation as the head of a function with a significant role in positioning the company for future success through talent management; and

—	Mr. Bowman’s performance as the Chief Financial Officer from September 1, 2014, including with respect to the Corporation’s 2015 Capital Plan.

Based on competitive salary market data among the Corporation’s peer group companies, the Committee chose to increase Mr. Bowman’s base salary by $25,000 to $500,000 in 2014.

Based on the limits set forth in the Management Performance Plan for Mr. Bowman, as well as the Corporation’s performance and achievement of Mr. Bowman’s individual objectives, the Committee determined a 2014 annual cash incentive of $650,000 for Mr. Bowman.

In determining the total long-term incentive grant made to Mr. Bowman in 2015 for 2014 performance, the Committee took into account the Corporation’s performance, the total compensation levels among the Corporation’s peers, adjusted for size, financial results and stockholder returns, and the objective and subjective factors discussed on pages 34-35 of this Proxy Statement. Based on these factors, the Committee set a long-term award of $2,000,000 for Mr. Bowman.

Steven L. Fradkin

Mr. Fradkin has served as President of Wealth Management since September 1, 2014. Prior thereto, Mr. Fradkin served as President of Corporate & Institutional Services (“C&IS”). As President of C&IS and Wealth Management, Mr. Fradkin was primarily responsible for the overall performance of those businesses. To determine Mr. Fradkin’s 2014 compensation, the Compensation and Benefits Committee considered how well Mr. Fradkin fulfilled his responsibilities in 2014, including with respect to the transition in his roles. The Compensation and Benefits Committee also considered the following performance factors:

—	C&IS’s strong growth in 2014, with assets under custody increasing 7% to $5.5 trillion and assets under management increasing 7% to $709.6 billion;

—	C&IS’s continued geographic expansion and strong growth in its client base; and

—	Mr. Fradkin’s performance as President of Wealth Management since September 1, 2014.

Based on competitive salary market data among the Corporation’s peer group companies, the Committee determined that Mr. Fradkin’s annual base salary should remain unchanged for 2014.

Based on the limits set forth in the Management Performance Plan for Mr. Fradkin, as well as the Corporation’s performance and achievement of Mr. Fradkin’s individual objectives, the Committee determined a 2014 annual cash incentive of $1,000,000 for Mr. Fradkin, compared to a 2013 annual cash incentive of $800,000.

In determining the total long-term incentive grant made to Mr. Fradkin in 2015 for 2014 performance, the Committee took into account C&IS’s and Wealth Management’s performance, the total compensation levels among the Corporation’s peers, adjusted for size, financial results and stockholder returns, and the objective and subjective factors discussed on pages 34-35 of this Proxy Statement. Based on these factors, the Committee set a long-term award of $2,000,000 for Mr. Fradkin, equal to the long-term incentive award of $2,000,000 made in 2014 for 2013 performance.

William L. Morrison

Mr. Morrison served as the Corporation’s President and Chief Operating Officer through August 31, 2014. Since September 1, 2014, Mr. Morrison has served as the Corporation’s President. As the Corporation’s Chief Operating Officer, Mr. Morrison was primarily responsible for the Corporation’s business operations. As President, he is primarily responsible for corporate marketing and strategy functions, driving business growth and overseeing the Corporation’s client-facing businesses. To determine Mr. Morrison’s 2014 compensation, the Compensation and Benefits Committee considered how well Mr. Morrison fulfilled his responsibilities in 2014, including with respect to the transition in his roles. The Compensation and Benefits Committee also considered the following performance factors:

—	Net income was $811.8 million in 2014, an improvement of 11.0% from 731.3 million in 2013;

—	Return on equity improved to 10.0% in 2014 from 9.5% in 2013, within our target range; and

—	The strength of the performance of the C&IS and Wealth Management businesses in 2014.

Based on competitive salary market data among the Corporation’s peer group companies, the Committee determined that Mr. Morrison’s annual base salary should remain unchanged for 2014.

Based on the limits set forth in the Management Performance Plan for Mr. Morrison, as well as the Corporation’s performance and achievement of Mr. Morrison’s individual objectives, the Committee determined a 2014 annual cash incentive of $1,200,000 for Mr. Morrison, compared to a 2013 annual cash incentive of $1,000,000.

In determining the total long-term incentive award made to Mr. Morrison in 2015 in respect of 2014 performance, the Committee took into account the Corporation’s performance, the total compensation levels among the Corporation’s peers, adjusted for size, financial results and stockholder returns, and the objective and subjective factors discussed on pages 34-35 of this Proxy Statement. Based on these factors, the Committee set a long-term award of $3,250,000 for Mr. Morrison, equal to the long-term incentive award of $3,250,000 made in 2014 for 2013 performance.

Michael G. O’Grady

Mr. O’Grady has served as President of C&IS since September 1, 2014. Prior thereto, Mr. O’Grady served as the Corporation’s Chief Financial Officer. As the Corporation’s Chief Financial Officer, Mr. O’Grady was primarily responsible for financial reporting and control, management reporting and analysis, liquidity management, capital planning and investor relations. As President of C&IS, he is primarily responsible for the overall performance of that business. To determine Mr. O’Grady’s 2014 compensation, the Compensation and Benefits Committee considered how well Mr. O’Grady fulfilled his responsibilities in 2014, including with respect to the transition in his roles. The Compensation and Benefits Committee also considered the following performance factors:

—	The Corporation’s financial strength remained a hallmark in 2014, with asset quality in the loan, liquidity and securities portfolios contributing to sound credit ratings;

—

Mr. O’Grady’s contributions related to the Corporation’s 2014 Capital Plan, which was not objected to by the Federal Reserve and which allowed the Corporation to return $792.4 million in capital to stockholders through quarterly dividend payments and share repurchases;

—	The strength of the Corporation’s investor relations program, which results in significant engagement with analysts and investors throughout the year; and

—	Mr. O’Grady’s performance as President of C&IS since September 1, 2014.

Based on the competitive salary market data among the Corporation’s peer group companies, the Committee determined that Mr. O’Grady’s annual base salary should remain unchanged for 2014.

Based on the limits set forth in the Management Performance Plan for Mr. O’Grady, as well as the Corporation’s performance and achievement of Mr. O’Grady’s individual objectives, the Committee determined a 2014 annual cash incentive of $900,000 for Mr. O’Grady, compared to a 2013 annual cash incentive of $750,000.

In determining the total long-term incentive grant made to Mr. O’Grady in 2015 for 2014 performance, the Committee took into account the Corporation’s and C&IS’s performance, the total compensation levels among the Corporation’s peers, adjusted for size, financial results and stockholder returns, and the objective and subjective factors discussed on pages 34-35 of this Proxy Statement. Based on these factors, the Committee set a long-term award of $2,000,000 for Mr. O’Grady, equal to the long-term incentive award of $2,000,000 made in 2014 for 2013 performance.

Jana R. Schreuder

Ms. Schreuder has served as the Corporation’s Chief Operating Officer since September 1, 2014. Prior thereto, Ms. Schreuder served as President of Wealth Management. As President of Wealth Management, she was primarily responsible for the overall performance of that business. As the Corporation’s Chief Operating Officer, Ms. Schreuder is primarily responsible for business operations and enabling the Corporation’s businesses to grow faster, more efficiently and more profitably. To determine Ms. Schreuder’s compensation, the Compensation and Benefits Committee considered how well Ms. Schreuder fulfilled her responsibilities in 2014, including with respect to the transition in her roles. The Compensation and Benefits Committee also considered the following performance factors:

—	Wealth Management’s steady growth in 2014, with assets under custody increasing 4% to $515.7 billion and assets under management increasing 1% to $224.5 billion;

—

In 2014, The Northern Trust Company was named by the Financial Times Group as Best Private Bank in the U.S. for the sixth year and as Best Private Bank for Socially Responsible Investing for the second year; and

—	Ms. Schreuder’s performance as Chief Operating Officer since September 1, 2014.

Based on competitive salary market data among the Corporation’s peer group companies, the Committee determined that Ms. Schreuder’s annual base salary should remain unchanged for 2014.

Based on the limits set forth in the Management Performance Plan for Ms. Schreuder, as well as the Corporation’s and Wealth Management’s performance and achievement of Ms. Schreuder’s individual objectives, the Committee determined a 2014 annual cash incentive of $900,000 for Ms. Schreuder, compared to a 2013 annual cash incentive of $785,000.

In determining the total long-term incentive grant made to Ms. Schreuder in 2015 in respect of 2014 performance, the Committee took into account the Corporation’s and Wealth Management’s performance, the compensation levels among the Corporation’s peers, adjusted for size, financial results and stockholder returns, and the objective and subjective factors discussed on pages 34-35 of this Proxy Statement. Based on these factors, the Committee set a long-term award of $2,500,000 for Ms. Schreuder, compared to a long-term incentive award of $2,000,000 made in 2014 for 2013 performance.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee is responsible for providing oversight of the compensation of the directors and executive officers of the Corporation. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed with management the Compensation

Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and this Proxy Statement for the 2015 Annual Meeting of Stockholders, each of which is filed with the SEC.

Compensation and Benefits Committee

Nicholas D. Chabraja (Chair)

Linda Walker Bynoe

John W. Rowe

Martin P. Slark

Charles A. Tribbett III

Compensation and Benefits Committee Interlocks and Insider Participation

None of the directors serving on the Compensation and Benefits Committee during 2014 was an officer or employee of the Corporation in 2014 or at any prior time or had any relationship with the Corporation requiring disclosure pursuant to Item 404 of Regulation S-K of the Exchange Act. In addition: (i) no executive officer of the Corporation served on the compensation committee of another entity, one of whose executive officers served on the Corporation’s Compensation and Benefits Committee; (ii) no executive officer of the Company served as a director of another entity, one of whose executive officers served on the Corporation’s Compensation and Benefits Committee; and (iii) no executive officer of the Corporation served on the compensation committee of another entity, one of whose executive officers served as a director of the Corporation.

Summary Compensation Table

The following table sets forth the information concerning the compensation paid to or earned by the named executive officers for 2014, 2013 and 2012. In accordance with SEC rules, 2013 and 2012 compensation is not presented for Mr. Bowman because he was not a named executive officer in those years.

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Frederick H. Waddell Chairman and Chief Executive Officer	2014	$975,000	$4,987,571	$1,329,507	$2,300,000	$2,762,043	$81,401	$12,435,522
	2013	975,000	4,987,530	1,211,083	1,900,000	—	94,387	9,168,000
	2012	975,000	2,333,354	1,850,555	2,000,000	3,839,003	85,283	11,083,195
S. Biff Bowman Chief Financial Officer	2014	493,750	1,237,506	329,879	650,000	583,444	39,759	3,334,338
Steven L. Fradkin President—Wealth Management	2014	600,000	1,500,013	399,854	1,000,000	1,131,157	23,348	4,654,372
	2013	600,000	1,500,032	364,241	800,000	—	23,287	3,287,560
	2012	600,000	700,015	555,165	800,000	1,069,699	25,799	3,750,678
William L. Morrison President	2014	800,000	2,437,590	649,766	1,200,000	387,764	44,155	5,519,275
	2013	775,000	2,512,523	610,096	1,000,000	—	33,893	4,931,512
	2012	700,000	1,166,677	925,283	1,000,000	852,901	31,364	4,676,225
Michael G. O’Grady President—Corporate & Institutional Services	2014	600,000	1,500,013	399,854	900,000	56,828	24,245	3,480,940
	2013	593,750	1,500,032	364,241	750,000	56,745	25,819	3,290,587
	2012	568,750	700,015	555,165	750,000	40,365	4,312	2,618,607
Jana R. Schreuder Chief Operating Officer	2014	600,000	1,500,013	399,854	900,000	1,363,916	31,781	4,795,564
	2013	600,000	1,500,032	364,241	785,000	—	32,923	3,282,196
	2012	600,000	700,015	555,165	825,000	1,495,879	29,733	4,205,792

(1) Positions reflected in this column reflect current positions. As noted above, effective September 1, 2014, the Corporation implemented certain leadership changes. Prior to these changes: Mr. Bowman served as Executive Vice President, Human Resources; Mr. Fradkin served as President of C&IS; Mr. Morrison served as President and Chief Operating Officer; Mr. O’Grady served as Chief Financial Officer; and Ms. Schreuder served as President of Wealth Management.

(2) Amounts in this column represent the grant date fair value of the restricted stock unit and performance stock unit awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). See “Note 22—Share-Based Compensation Plans” to the consolidated financial statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the assumptions made by the Corporation in the valuation of these stock unit awards. This column includes the following amounts in 2014 with respect to performance stock units, which are based on achievement of target performance levels: Mr. Waddell: $3,325,027; Mr. Bowman: $825,004; Mr. Fradkin: $1,000,009; Mr. Morrison: $1,625,060; Mr. O’Grady: $1,000,009; and Ms. Schreuder: $1,000,009. If the maximum level of performance were attained, the value of the performance stock units would be as follows: Mr. Waddell: $4,156,298; Mr. Bowman: $1,031,286; Mr. Fradkin: $1,250,042; Mr. Morrison: $2,031,356; Mr. O’Grady: $1,250,042; and Ms. Schreuder: $1,250,042. See the narrative under “Description of Certain Awards Granted in 2014” beginning on page 48 of this Proxy Statement for more information on these awards.

(3) In February 2012 for 2011 performance, the named executive officers were awarded the following long-term cash incentive awards: Mr. Waddell: $2,333,333; Mr. Fradkin: $700,000; Mr. Morrison: $1,166,667; Mr. O’Grady: $700,000; and Ms. Schreuder: $700,000. In February 2015 these awards became fully vested. No such long-term cash incentive awards were granted in 2013 or 2014 due to changes in the long-term incentive compensation plan design.

(4) Amounts in this column represent the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. See “Note 22—Share-Based Compensation Plans” to the consolidated financial statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the assumptions made by the Corporation in the valuation of these option awards. See the narrative under “Description of Certain Awards Granted in 2014” beginning on page 48 of this Proxy Statement for more information on these awards.

(5) Amounts in this column represent the annual cash incentives earned by the named executive officers in the applicable years under the Management Performance Plan.

(6) Amounts in this column represent the aggregate increase in actuarial present values of accumulated benefits under the Pension Plan and the Supplemental Pension Plan. The increase in discount rate used to calculate the pension from 4.25% to 5.00% at December 31, 2013 resulted in a decrease in the present value of benefits under the Traditional Formula for each named executive officer with 2013 information provided at December 31, 2013 relative to December 31, 2012, except Mr. O’Grady whose benefits are accrued under the Pension Plan’s “Pension Equity Plan (PEP) Formula.” Accordingly, no amount is included for 2013 in this column for any named executive officer, except Mr. O’Grady. At December 31, 2014, the applicable discount rate decreased from 5.00% back down to 4.25%, resulting in an increase in the present value of benefits under the Traditional Formula. See “Pension Benefits” beginning on page 55 of this Proxy Statement for additional information.

(7) The following table sets forth a detailed breakdown of the items which comprise “All Other Compensation” for 2014:

Name	Contributions to TIP and Supplemental TIP ($)(a)	Perquisites and Other Personal Benefits ($)(b)	Tax Reimbursements ($)(c)	Total ($)
Mr. Waddell	$29,250	$35,829	$16,322	$81,401
Mr. Bowman	14,812	22,833	2,114	39,759
Mr. Fradkin	18,000	4,872	476	23,348
Mr. Morrison	24,000	17,664	2,491	44,155
Mr. O’Grady	18,000	4,773	1,472	24,245
Ms. Schreuder	18,000	13,781	—	31,781

(a) Includes matching contributions made by the Corporation on behalf of named executive officers participating in TIP and Supplemental TIP.

(b) With respect to Mr. Waddell, includes financial consulting and tax return preparation services ($16,500) and personal use of company automobiles ($19,329). With respect to Mr. Bowman, includes relocation expenses ($22,833) relating to an overseas assignment. With respect to Mr. Fradkin, includes financial consulting and tax return preparation services ($4,335) and personal use of company automobiles ($537). With respect to Mr. Morrison, includes financial consulting and tax return preparation services ($14,850) and personal use of company automobiles ($2,814). With respect to Mr. O’Grady, includes personal use of company aircraft ($4,773). With respect to Ms. Schreuder, includes financial consulting and tax return preparation services ($13,781).

(c) Includes tax reimbursements provided in connection with personal use of company vehicles and taxable relocation expenses.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Mr. Waddell			$1,900,000	$4,870,800
	2/10/2014								81,964	$60.85	$1,329,507
	2/10/2014							27,322			1,662,544
	2/10/2014				27,322	54,643	68,304				3,325,027
Mr. Bowman			500,000	2,435,400
	2/10/2014								20,337	60.85	329,879
	2/10/2014							6,779			412,502
	2/10/2014				6,779	13,558	16,948				825,004
Mr. Fradkin			800,000	2,435,400
	2/10/2014								24,651	60.85	399,854
	2/10/2014							8,217			500,004
	2/10/2014				8,217	16,434	20,543				1,000,009
Mr. Morrison			1,000,000	3,247,200
	2/10/2014								40,058	60.85	649,766
	2/10/2014							13,353			812,530
	2/10/2014				13,353	26,706	33,383				1,625,060
Mr. O’Grady			750,000	2,435,400
	2/10/2014								24,651	60.85	399,854
	2/10/2014							8,217			500,004
	2/10/2014				8,217	16,434	20,543				1,000,009
Ms. Schreuder			785,000	3,247,200
	2/10/2014								24,651	60.85	399,854
	2/10/2014							8,217			500,004
	2/10/2014				8,217	16,434	20,543				1,000,009

(1) These columns show information regarding payouts under the Management Performance Plan. The amount set forth under the Maximum column represents the highest potential payout under the plan based on the Corporation’s 2014 performance. Although the plan does not provide for a target or threshold, the amount set forth under the Target column represents the amount actually awarded to the named executive officer in 2014 in respect of 2013 performance.

(2) The amounts set forth under the Threshold, Target and Maximum columns represent the number of shares of common stock that would be paid out under the performance stock units granted in February 2014 if the Corporation achieves a return on equity of 7.0%, 10.0% or 15.0%, respectively.

(3) This column shows the number of restricted stock units granted to the named executive officers in 2014.

(4) This column shows the number of shares that may be issued to the named executive officers upon exercise of stock options granted in 2014.

(5) Represents the grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718 (using the target level of performance for performance stock unit awards), disregarding any estimated forfeitures.

Description of Certain Awards Granted in 2014

Performance Stock Units

Each performance stock unit constitutes the right to receive a share of the Corporation’s common stock and vests over a three-year performance period, subject to satisfaction of specified performance targets (“performance conditions”) that are a function of return on equity and continued employment until the end of the vesting period. Dividend equivalents on performance stock units are paid in cash on a current basis prior to vesting and distribution.

With respect to the performance stock units granted in 2014 and 2015, the Compensation and Benefits Committee identified specific types of objectively determinable factors that could affect return on equity if the factors occur during the performance period. In doing so, the Committee established that the effects of those factors will be excluded from the calculation of the performance measure if any of them, alone or in combination, would produce a change in net income in excess of $100 million. Factors that result in an adjustment to the calculation of the performance measure include: (i) acquisitions, dispositions, mergers, and similar transactions, and securities issuances and expenses in connection therewith; (ii) changes in accounting principles, tax laws or other laws that affect reported results that become effective during the performance period; (iii) litigation or regulatory settlements; (iv) charges and expenses for restructuring activity, including reductions in force; (v) discontinued operations; (vi) asset write-downs; and (vii) any other gain, loss, income or expense with respect to the performance period that is nonrecurring in nature. The Committee retains the power to exercise negative discretion, as it deems appropriate under the relevant circumstances, to reduce the actual payouts under the performance stock units below the payouts otherwise resulting from the application of adjustments for any of these factors.

The following charts illustrate the vesting requirements for the performance stock unit grants to named executive officers in 2014 and 2015 and shows that the average annual rate of return on equity that must be attained in order for the awards to become fully or partially vested has been increased for the 2015 grants.

Performance Stock Unit Performance Schedule February 2015 Grants		Performance Stock Unit Performance Schedule February 2014 Grants
Average Annual Rate of Return on Equity	Percentage of Stock Units Vested	Average Annual Rate of Return on Equity	Percentage of Stock Units Vested
Less than 7.5%	0%	Less than 7.0%	0%
7.5%	50%	7.0%	50%
10.25%	100%	10%	100%
12.5%	115%	12.5%	115%
> 15%	125%	> 15%	125%

As it is possible that there will be no payout under the performance stock units, these awards are completely “at-risk” compensation.

If an executive dies, becomes disabled, or retires during the performance period, or the executive’s employment terminates during the performance period under certain circumstances entitling the executive to benefits under the Corporation’s severance plan, the executive or the executive’s beneficiary will be eligible for pro rata vesting and distribution at the end of the performance period, subject to certain conditions, including satisfaction of the performance conditions. In addition, if a named executive officer terminates employment on or after attainment of age 55, the executive will be eligible for pro rata vesting and distribution at the end of the performance period, subject to certain conditions, including satisfaction of the performance conditions.

Upon a change in control, performance stock units granted prior to December 31, 2012, become 100 percent vested and are to be immediately distributed. With respect to performance stock units granted after December 31, 2012, a pro rata portion of each performance stock unit award (based on the portion of the performance period that has elapsed as of the change in control) is eligible to vest based on the Corporation’s actual performance at the time of the change in control and are to be paid out at the end of the performance period, subject to accelerated distribution upon a qualifying termination. The remainder of the performance award converts at the target level of performance specified in the performance stock unit agreement into an award with respect to the acquirer of an equal economic value and vests subject only to the continued employment of the recipient through the remainder of the applicable performance period and is paid out at the end of the performance period, subject to acceleration of vesting upon a qualifying termination, in which event the units are distributed at that time. Notwithstanding the foregoing, in the event that both a change in control occurs and the acquirer refuses or is unable to agree to the foregoing conversion and vesting provisions, the award will be vested at the time of the change in control, and will be distributed in accordance with the provisions of Section 409A of the Internal Revenue Code, to the extent applicable. The performance stock unit awards provide that in such event the distribution may be in cash.

Restricted Stock Units

Restricted stock units vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant. Each restricted stock unit award entitles an executive to receive one share of common stock in the year in which the award vests. Dividend equivalents on restricted stock units are paid in cash on a current basis prior to vesting and distribution.

If an executive dies, becomes disabled, or retires during the vesting period, or the executive’s employment is terminated during the vesting period under certain circumstances entitling the executive to benefits under the Corporation’s severance plan, the executive or the executive’s beneficiaries will be entitled to receive a distribution of a prorated number of restricted stock units. In addition, if a named executive officer is age 55 or older on the date of termination of employment, and does not compete with the Corporation during the vesting period, a prorated number of restricted stock units on each remaining vesting date in the vesting period become vested and are eligible for distribution.

Upon a change in control of the Corporation, all restricted stock units granted to executive officers prior to December 31, 2012, become fully vested immediately. Restricted stock units granted after December 31, 2012 would be converted into units of the acquirer and continue to vest in accordance with the regular vesting schedule; provided, however, that they become fully vested in connection with a change in control if the executive experiences a qualifying termination of employment following the change in control (in which case they are distributed within sixty days). A qualifying termination is an involuntary termination of employment without “cause” or termination for “good reason,” as those terms are defined in the award agreements, that occurs after the change in control and prior to the second anniversary thereof. Notwithstanding the foregoing, in the event that both a change in control occurs and the acquirer refuses or is unable to agree to the foregoing conversion and vesting provisions, the award will be vested and will be distributed in accordance with the provisions of Section 409A of the Internal Revenue Code, to the extent applicable. The restricted stock unit awards provide that in such event distribution may be in cash.

Stock Options

Stock options are granted with an exercise price equal to the closing sale price of the common stock on the date of grant and expire ten years after the date of the grant. Stock options generally vest in equal annual installments over a four-year vesting period determined by the Compensation and Benefits Committee.

If an executive dies or becomes disabled, the executive’s outstanding stock options become vested and may be exercised until the earlier of five years following death or disability or the expiration date of the option. If the executive retires, or if a named executive officer is age 55 or older with a minimum of ten years of employment on the date of termination of employment, and is not otherwise retirement-eligible pursuant to the Corporation’s retirement policy, the stock options continue to vest in accordance with their terms and, once vested, may be exercised until the earlier of five years following retirement or the expiration date of the option. If the executive’s employment is terminated under certain circumstances entitling the executive to severance benefits, the executive’s stock options (whether vested or unvested) may be exercised until the earlier of 180 days following termination of employment or the expiration date of the option, provided that if the executive is retirement eligible upon his or her termination of employment under the severance plan, the executive’s stock options (whether vested or unvested) become vested upon the executive’s termination of employment and may be exercised until the earlier of five years from the executive’s effective date of retirement or the expiration of the option. In other instances, in the absence of a change in control, vested stock options expire on the earlier of three months following termination of employment or the expiration date of the option, and unvested stock options expire on termination of employment.

Upon a change in control of the Corporation, all stock options granted prior to December 31, 2012 become vested and exercisable. Stock options granted after December 31, 2012 convert to options relating to the stock of the acquirer and continue to vest in accordance with the regular vesting schedule; provided, however, that they become fully vested in connection with a change in control if the executive experiences a qualifying termination of employment following the change in control (in which case the options on the acquirer stock remain exercisable until the expiration of the option), or if they are not assumed in the transaction (in which case the employee is entitled to a cash payment equal to the “spread” between the transaction consideration and the option exercise price).

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mr. Waddell	65,105	—		63.36	2/20/2017	96,869(8)	$6,528,971	171,204(14)	$11,539,150
	126,352	—		71.23	2/19/2018
	270,808	—		57.54	7/21/2019
	205,923	—		50.99	2/15/2020
	170,973	56,991	(3)	52.64	2/14/2021
	80,184	80,183	(4)	43.65	2/13/2022
	23,665	70,993	(5)	52.69	2/11/2023
	—	81,964	(6)	60.85	2/10/2024
Mr. Bowman	5,919	—		63.36	2/20/2017	23,434(9)	1,579,452	27,793(15)	1,873,248
	7,371	—		71.23	2/19/2018
	14,444	—		55.39	2/16/2019
	11,768	—		50.99	2/15/2020
	8,550	2,849	(3)	52.64	2/14/2021
	5,728	5,727	(4)	43.65	2/13/2022
	5,338	16,014	(5)	52.69	2/11/2023
	—	20,337	(6)	60.85	2/10/2024
Mr. Fradkin	40,247	—		63.36	2/20/2017	29,580(10)	1,993,692	51,450(16)	3,467,730
	42,118	—		71.23	2/19/2018
	90,270	—		57.54	7/21/2019
	58,836	—		50.99	2/15/2020
	53,430	17,809	(3)	52.64	2/14/2021
	24,055	24,055	(4)	43.65	2/13/2022
	7,118	21,351	(5)	52.69	2/11/2023
	—	24,651	(6)	60.85	2/10/2024
Mr. Morrison	40,247	—		63.36	2/20/2017	46,121(11)	3,108,555	85,224(17)	5,744,098
	42,118	—		71.23	2/19/2018
	90,270	—		57.54	7/21/2019
	58,836	—		50.99	2/15/2020
	53,430	17,809	(3)	52.64	2/14/2021
	40,092	40,092	(4)	43.65	2/13/2022
	11,922	35,763	(5)	52.69	2/11/2023
	—	40,058	(6)	60.85	2/10/2024

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mr. O’Grady	72,525	24,175	(7)	38.78	10/18/2021	33,824(12)	2,279,738	51,450(18)	3,467,730
	24,055	24,055	(4)	43.65	2/13/2022
	7,118	21,351	(5)	52.69	2/11/2023
	—	24,651	(6)	60.85	2/10/2024
Ms. Schreuder	17,756	—		63.36	2/20/2017	29,580(13)	1,993,692	51,450(19)	3,467,730
	42,118	—		71.23	2/19/2018
	90,270	—		57.54	7/21/2019
	58,836	—		50.99	2/15/2020
	53,430	17,809	(3)	52.64	2/14/2021
	24,055	24,055	(4)	43.65	2/13/2022
	7,118	21,351	(5)	52.69	2/11/2023
	—	24,651	(6)	60.85	2/10/2024

(1) The market value of the restricted stock units included in this column is based on a price of $67.40 per share (the closing market price of the Corporation’s common stock on December 31, 2014).

(2) The market value of the performance stock units included in this column is based on a price of $67.40 per share (the closing market price of the Corporation’s common stock on December 31, 2014).

(3) Options originally granted February 14, 2011, with 25% of the award vesting on each anniversary of the grant date. Accordingly, all remaining unvested options vest on February 14, 2015.

(4) Options originally granted February 13, 2012, with 25% of the award vesting on each anniversary of the grant date. Accordingly, the remaining unvested options vest in equal portions on each of February 13, 2015 and 2016.

(5) Options originally granted February 11, 2013, with 25% of the award vesting on each anniversary of the grant date. Accordingly, the remaining unvested options vest in equal portions on each of February 11, 2015, 2016 and 2017.

(6) Options originally granted February 10, 2014, with 25% of the award vesting on each anniversary of the grant date. Accordingly, the remaining unvested options vest in equal portions on each of February 10, 2015, 2016, 2017 and 2018.

(7) Options originally granted October 18, 2011, with 25% of the award vesting on each anniversary of the grant date. Accordingly, all remaining unvested options vest on October 18, 2015.

(8) Consists of 37,994 restricted stock units vesting on February 14, 2015, 15,777 units vesting on February 11, 2016, 13,661 units vesting on February 10, 2017, 15,776 units vesting on February 11, 2017 and 13,661 units vesting on February 10, 2018.

(9) Consists of 3,819 restricted stock units vesting on February 13, 2015, 1,900 units vesting on February 14, 2015, 3,559 units vesting on February 11, 2016, 3,818 units vesting on February 13, 2016, 3,390 units vesting on February 10, 2017, 3,559 units vesting on February 11, 2017 and 3,389 units vesting on February 10, 2018.

(10) Consists of 11,873 restricted stock units vesting on February 14, 2015, 4,745 units vesting on February 11, 2016, 4,109 units vesting on February 10, 2017, 4,745 units vesting on February 11, 2017 and 4,108 units vesting on February 10, 2018.

(11) Consists of 11,873 restricted stock units vesting on February 14, 2015, 5,000 units vesting on July 19, 2015, 7,948 units vesting on February 11, 2016, 6,677 units vesting on February 10, 2017, 7,947 units vesting on February 11, 2017 and 6,676 units vesting on February 10, 2018.

(12) Consists of 16,117 restricted stock units vesting on October 18, 2015, 4,745 units vesting on February 11, 2016, 4,109 units vesting on February 10, 2017, 4,745 units vesting on February 11, 2017 and 4,108 units vesting on February 10, 2018.

(13) Consists of 11,873 restricted stock units vesting on February 14, 2015, 4,745 units vesting on February 11, 2016, 4,109 units vesting on February 10, 2017, 4,745 units vesting on February 11, 2017 and 4,108 units vesting on February 10, 2018.

(14) Consists of the following number of target shares Mr. Waddell may receive under performance stock units: 53,456 shares vesting on February 13, 2015; 63,105 shares vesting on February 11, 2016; and 54,643 shares vesting on February 10, 2017. The actual number of shares distributed on the vesting date will be based upon the satisfaction of certain performance conditions.

(15) Consists of the following number of target shares Mr. Bowman may receive under performance stock units: 14,235 shares vesting on February 11, 2016; and 13,558 shares vesting on February 10, 2017. The actual number of shares distributed on the vesting date will be based upon the satisfaction of certain performance conditions.

(16) Consists of the following number of target shares Mr. Fradkin may receive under performance stock units: 16,037 shares vesting on February 13, 2015; 18,979 shares vesting on February 11, 2016; and 16,434 shares vesting on February 10, 2017. The actual number of shares distributed on the vesting date will be based upon the satisfaction of certain performance conditions.

(17) Consists of the following number of target shares Mr. Morrison may receive under performance stock units: 26,728 shares vesting on February 13, 2015; 31,790 shares vesting on February 11, 2016; and 26,706 shares vesting on February 10, 2017. The actual number of shares distributed on the vesting date will be based upon the satisfaction of certain performance conditions.

(18) Consists of the following number of target shares Mr. O’Grady may receive under performance stock units: 16,037 shares vesting on February 13, 2015; 18,979 shares vesting on February 11, 2016;

and 16,434 shares vesting on February 10, 2017. The actual number of shares distributed on the vesting date will be based upon the satisfaction of certain performance conditions.

(19) Consists of the following number of target shares Ms. Schreuder may receive under performance stock units: 16,037 shares vesting on February 13, 2015; 18,979 shares vesting on February 11, 2016; and 16,434 shares vesting on February 10, 2017. The actual number of shares distributed on the vesting date will be based upon the satisfaction of certain performance conditions.

Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(2)
Mr. Waddell	151,761	$2,477,299	72,314	$4,486,814
Mr. Bowman	6,045	95,844	7,849	494,128
Mr. Fradkin	28,786	342,571	21,680	1,345,187
Mr. Morrison	138,328	2,157,012	26,680	1,670,412
Mr. O’Grady	—	—	16,117	1,028,829
Ms. Schreuder	59,975	669,597	21,680	1,345,187

(1) The value realized on the exercise of stock options represents the pre-tax difference between the option exercise price and the fair market value of the common stock on the date of exercise.

(2) The value realized on the distribution of restricted stock units represents the average of the high and low sales prices on the distribution date of the applicable award multiplied by the number of stock units held by the named executive officers.

Pension Benefits

Information with respect to accrued benefits of each named executive officer under the Pension Plan is as follows:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Waddell	Qualified Pension Plan	35.0	$1,942,586	—
	Supplemental Pension Plan	35.0	19,097,368	—
Mr. Bowman	Qualified Pension Plan	29.5	1,020,734	—
	Supplemental Pension Plan	29.5	1,814,412	—
Mr. Fradkin	Qualified Pension Plan	29.7	1,076,076	—
	Supplemental Pension Plan	29.7	4,658,243	—
Mr. Morrison	Qualified Pension Plan	18.8	909,332	—
	Supplemental Pension Plan	18.8	3,957,522	—
Mr. O’Grady	Qualified Pension Plan	3.4	36,250	—
	Supplemental Pension Plan	3.4	125,068	—
Ms. Schreuder	Qualified Pension Plan	34.7	1,476,590	—
	Supplemental Pension Plan	34.7	6,344,466	—

Pension Plan and Supplemental Pension Plan

Defined benefit pension benefits are provided generally to employees under the Pension Plan and to certain employees (including the named executive officers) under the Supplemental Pension Plan. The Pension Plan is a tax-qualified retirement plan that provides a retirement benefit as described below, which is subject to various limitations of the Internal Revenue Code and the Pension Plan. The Supplemental Pension Plan is a nonqualified retirement plan that provides the portion of an employee’s benefit that cannot be paid under the Pension Plan due to Internal Revenue Code and Pension Plan limits. The material terms and conditions of the Pension Plan and the Supplemental Pension Plan as they relate to the named executive officers include the following:

Eligibility

Employees participate in the Pension Plan after completing six months of vesting service. Employees with six months of vesting service who would have a portion of their benefit from the Pension Plan limited due to Internal Revenue Code or Pension Plan restrictions also participate in the Supplemental Pension Plan.

Benefit Formula—Traditional Formula

Prior to April 1, 2012, the benefits of the named executive officers, except for Mr. O’Grady, were determined under the Pension Plan’s “Traditional Formula.” To determine a participant’s benefit, the Traditional Formula first multiplies 1.8% by the average of the participant’s highest sixty consecutive calendar months of eligible pay. This amount is further multiplied by the participant’s years of credited service (up to a maximum of thirty-five years). The Social Security offset is then determined by multiplying 0.5% by (i) the lesser of the participant’s Social Security covered compensation limit or the average of the participant’s eligible pay for the three consecutive years prior to retirement by (ii) the participant’s years of credited service (up to thirty-five years). This offset is subtracted from the benefit amount previously calculated to determine the annual benefit amount produced by the Traditional Formula.

For purposes of the Traditional Formula:

—

“Eligible pay” means base salary (including any before-tax payroll deductions), shift differentials, overtime and certain types of performance-based incentive compensation, including cash, Northern Performance Incentives under the Northern Partners Incentive Plan (“NPIP”), compensation under the Management Performance Plan, payments from the former Annual Performance Plan and the cash value of stock options which were specifically paid in lieu of cash incentives from January 1, 2002 through April 30, 2004. Cash incentives deferred under the Northern Trust Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) are not included in eligible pay under the Pension Plan but are included in eligible pay under the Supplemental Pension Plan.

—

“Social Security covered compensation” means the average of the Social Security taxable wage base for each of the thirty-five calendar years ending in the year in which the participant attains Social Security retirement age. In determining Social Security covered compensation as of a certain year, the taxable wage base for any subsequent year is assumed to be the same as for the determination year.

Benefit Formula—PEP Formula

Because Mr. O’Grady commenced employment on August 15, 2011, his benefits under the Pension Plan and Supplemental Pension Plan for his entire period of credited service are calculated under the Pension Plan’s “Pension Equity Plan (PEP) Formula.” Under the PEP Formula, each year a participant earns a specific pension credit “percentage,” determined in accordance with a schedule in the Pension Plan that varies directly with his or her total number of years of credited service. Participants currently earn a 4% pension credit percentage for each of their first ten credited years of service, with the pension credit percentage increasing by one percentage point for the eleventh year of service and every fifth year thereafter through the end of their thirty-fifth year of service (after which no additional pension credit percentages are earned). A participant’s PEP Formula lump sum amount is equal to the sum of his or her pension credit percentages multiplied by the average of the participant’s highest sixty consecutive calendar months of eligible pay. Prior to April 1, 2012, eligible pay was defined the same for the PEP Formula as for the Traditional Formula, except that eligible pay under the PEP Formula also included cash sales and technical incentives under the NPIP up to 50% of the participant’s prior year’s base pay. Effective April 1, 2012, eligible pay under the PEP Formula includes all cash incentives under the NPIP. A participant’s annual benefit under the PEP Formula is equal to a single life annuity commencing at age 65 that is the actuarial equivalent of his or her PEP Formula lump sum amount. The single life annuity is calculated using interest rate and mortality assumptions specified in the Pension Plan.

Benefit Formula—Changes

Effective June 1, 2001, the Pension Plan was amended to provide that benefits of all newly hired employees of the Corporation and its affiliates would be calculated under a version of the PEP Formula. All employees already employed by the Corporation and its affiliates prior to such time were provided the opportunity to elect whether to accrue future benefits under such PEP Formula or the Traditional Formula. Effective April 1, 2012, the Pension Plan was further amended to provide that for credited service earned after March 31, 2012 all employees, including those who had previously elected the Traditional Formula, will accrue benefits pursuant to the revised PEP Formula described above. Accordingly, the named executive officers, other than Mr. O’Grady, will be entitled to an annual benefit equal to the sum of their accruals: (i) under the Traditional Formula for periods of credited service before April 1, 2012; and (ii) under the amended PEP Formula for their periods of credited service after March 31, 2012. Each such executive’s pre-April 1, 2012 Traditional Formula benefits will be based on credited service and average compensation calculated as of March 31, 2012, provided that the executive’s average compensation as of March 31, 2012, will be indexed at a rate of 1.5% per year for any period on and after April 1, 2012 during which the executive earns credited service under the Pension Plan.

Although the April 1, 2012 changes made to the Pension Plan are anticipated to moderate any future pension value increases, the present value of benefits under the Traditional Formula is sensitive to changes in interest rates. The decrease in discount rate used to calculate the pension from 5.00% to 4.25% at December 31, 2014 resulted in an increase in value in the present value of benefits under the Traditional Formula for each of the named executive officers, except for Mr. O’Grady, whose benefits are all accrued under the PEP Formula. The other primary factors influencing pension values include an increase of the final average pay calculation and the application of the average pay across years of credited service under the Pension Plan.

Benefit Formula—Supplemental Pension Plan

Pension benefits are first calculated under the combined Traditional Formula and PEP Formulas or solely under the PEP Formula, as applicable, without regard to Internal Revenue Code limits and including in eligible pay the amounts deferred under the Deferred Compensation Plan. They are then recalculated applying Internal Revenue Code limits and excluding Deferred Compensation Plan deferrals from eligible pay to determine the amount of the benefit that is payable from the Pension Plan. The difference between the total benefit calculation and the Pension Plan calculation is paid from the Supplemental Pension Plan.

Benefit Entitlement

A participant is eligible to receive a benefit under the Pension Plan and Supplemental Pension Plan after completing three years of vesting service.

Retirement

A participant is generally eligible for a normal retirement benefit based on the combined Traditional and PEP Formulas or based solely on the PEP Formula, as described above, if his or her employment terminates on or after age 65. A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed fifteen years of credited service. A participant who terminates employment with three years of vesting service but prior to becoming eligible for a normal or early retirement benefit is eligible for a “vested terminee” benefit commencing any time after termination. Mr. Waddell, Mr. Morrison and Ms. Schreuder are each eligible for early retirement benefits.

Under the Traditional Formula, the early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.5% for each month payments are received prior to age 62 (or prior to age 60 under certain circumstances). Participants eligible for a “vested terminee” benefit are entitled to benefit payments that are reduced by 0.5% for each month up to 120 months that payments are received prior to age 65, then actuarially reduced for each month that payments are received prior to age 55.

Under the PEP Formula, both the early retirement benefit and “vested terminee” benefit are equal to the normal retirement benefit (in the form of a monthly single life annuity as described above), adjusted for early commencement prior to age 65. The adjustment is made using interest rate and mortality assumptions specified in the Pension Plan.

Form of Benefit Payment

The normal form of benefit payment under the Pension Plan is a single life annuity in the case of an unmarried participant and a 50% joint and survivor annuity in the case of a married participant, although optional forms of payment are available, depending on marital status and age and years of service. A lump sum option is available in all cases. All optional forms are the actuarial equivalent of the normal form of payment. The normal form of benefit under the Supplemental Pension Plan is a five-year certain annuity, payable to the participant in five annual installments; if the participant dies prior to receiving full benefits, payments will continue for the remainder of the five years to a designated beneficiary. Any installment payments are credited with interest pursuant to a market-based formula set forth in the Supplemental Pension Plan. If the value of the Supplemental Pension Plan benefit is $125,000 or less, the benefit is paid in a single lump sum.

Assumptions

The assumptions used in calculating the present value of the accumulated benefit are set forth in “Note 21—Employee Benefits” to the consolidated financial statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014. The Corporation does not grant extra years of credited service under the Pension Plan, other than as noted below under “Potential Payment Upon Termination of Employment or a Change in Control of the Corporation.”

Nonqualified Deferred Compensation

Name	Form of Deferred Compensation	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Mr. Waddell	Deferred Compensation Plan	—	—	—	—	—
	Supplemental TIP	$42,900	$21,450	$88,049	—	$1,379,594
	Deferred Stock Units	—	—	1,969,709	—	9,072,205
Mr. Bowman	Deferred Compensation Plan	—	—	—	—	—
	Supplemental TIP	23,375	7,013	7,921	—	145,633
	Deferred Stock Units	—	—	—	—	—
Mr. Fradkin	Deferred Compensation Plan	—	—	10,860	—	114,194
	Supplemental TIP	20,400	10,200	51,818	—	677,769
	Deferred Stock Units	—	—	549,799	—	1,718,715
Mr. Morrison	Deferred Compensation Plan	—	—	—	—	—
	Supplemental TIP	32,400	16,200	1,029	—	717,864
	Deferred Stock Units	—	—	546,647	—	1,680,162
Mr. O’Grady	Deferred Compensation Plan	—	—	—	—	—
	Supplemental TIP	20,400	10,200	385	—	61,259
	Deferred Stock Units	—	—	—	—	—
Ms. Schreuder	Deferred Compensation Plan	—	—	—	—	—
	Supplemental TIP	20,400	10,200	65,780	—	604,499
	Deferred Stock Units	—	—	497,581	—	1,079,966

(1) Amounts in this column are also included in each named executive officer’s compensation reported in the “Summary Compensation Table,” either as “Salary” or “Stock Awards.”

(2) Amounts in this column are also included in each named executive officer’s “All Other Compensation” in the “Summary Compensation Table.”

(3) The aggregate earnings in this column are not “above-market” and thus are not included in the “Summary Compensation Table.”

(4) All amounts in this column have previously been included in each named executive officer’s compensation reported in the “Summary Compensation Table” to the extent that compensation data for each such officer, generally, has been included in such table.

Deferred Compensation Plan

The Corporation maintains the Deferred Compensation Plan pursuant to which eligible employees, including the named executive officers, may defer all or a portion of their eligible annual incentive cash awards until a later date. The material terms and conditions of the Deferred Compensation Plan as they relate to the named executive officers include the following:

Eligibility

An employee is eligible to participate in the Deferred Compensation Plan for any calendar year if as of the preceding November 15 he or she: (i) was actively employed by the Corporation or a subsidiary and either resided in the United States or was an expatriate of the United States on temporary international assignment; (ii) participated in the Management Performance Plan or the NPIP; and (iii) had an annual base salary of $100,000 or more or a combination of base salary and cash awards paid from April 1 of the prior year through March 31 of the current year equal to $150,000 or more.

Contributions

Each participant must make an election prior to the beginning of a calendar year, and can elect to defer up to 100% of each eligible cash incentive award that will be paid in the second calendar year following the year of the election, subject to a minimum deferral of $2,500 of each cash incentive award. All deferrals are credited to an account maintained for the participant under the Deferred Compensation Plan. No employer contributions are made under the Deferred Compensation Plan.

Vesting

A participant is fully vested in his or her entire Deferred Compensation Plan account balance at all times.

Investments

Each participant’s Deferred Compensation Plan account is credited with earnings or losses based on various mutual fund investment alternatives made available under the Deferred Compensation Plan and selected by the participant.

Distributions

At the time a participant makes a deferral election, he or she must elect a short-term deferral or a retirement deferral. If the participant elects a short-term deferral, distribution of such amount must be deferred until a later specified date, which is at least three years following the end of the year in which the cash incentive award would have otherwise been paid. The short-term deferral, including the attributable earnings or losses, is paid to the participant in a lump sum. If the participant elects a retirement deferral, distribution of such amount will be deferred until the participant retires after reaching eligibility for early or normal retirement under the Pension Plan. At the time the participant makes the retirement deferral election, he or she must also elect whether the deferral, including the attributable earnings or losses, will be paid in a lump sum or in installments payable over five or ten years. Notwithstanding the foregoing, if the participant’s employment terminates before the scheduled distribution date, the short-term or retirement deferral, and attributable earnings or losses, will be paid in a lump sum within sixty days following the date of such termination. If the participant is deemed to be a “key employee” as defined by the Internal Revenue Code, any distribution that was deferred after December 31, 2004 and is payable due to retirement or termination of employment will be delayed for six months following the date of such retirement or termination.

Supplemental TIP

Supplemental TIP is a nonqualified retirement plan that provides the portion of an employee’s benefit that cannot be paid under TIP due to the Internal Revenue Code’s limit on the amount of a participant’s compensation that can be taken into account in determining TIP benefits. Account information provided for Supplemental TIP also includes account balances in the Northern Trust Corporation Supplemental Employee Stock Ownership Plan, which was frozen effective January 1, 2005 when the qualified Northern Trust Employee Stock Ownership Plan was merged into TIP. The material terms and conditions of Supplemental TIP as they relate to the named executive officers include the following:

Eligibility

An employee is eligible to participate in Supplemental TIP for any calendar year if he or she participates in TIP and as of the prior November 30 his or her base salary exceeded the Internal Revenue Code compensation limit. Employees are eligible to participate in TIP and elect salary deferrals immediately upon their hire, and are eligible for employer matching contributions after six months of service. All named executive officers participate in both plans.

Contributions

Each participant must make an election prior to the beginning of a calendar year to contribute to Supplemental TIP a portion of his or her base salary that exceeds the Internal Revenue Code compensation limit. The Corporation makes a matching contribution under Supplemental TIP using the formula in TIP, which is 50% of the first 6% of deferred salary, for a maximum matching contribution of 3% of salary.

Vesting

Each participant generally vests in the employer contributions under TIP and Supplemental TIP on a graduated basis of 20% per year over five years and is fully vested after five years. The named executive officers are fully vested in their TIP and Supplemental TIP accounts, except for Mr. O’Grady, whose employer contributions were 60% vested under such plans as of December 31, 2014.

Investments

Each participant’s Supplemental TIP account is credited with earnings or losses based on various mutual fund investment alternatives made available under Supplemental TIP and selected by the participant (which are generally the same investment alternatives available to participants under TIP). On a monthly basis, participants can change their Supplemental TIP investment alternatives among the alternatives offered in Supplemental TIP.

Distributions

No withdrawal or borrowing of Supplemental TIP assets is permitted during a participant’s employment. Distribution of the entire Supplemental TIP account balance generally is made to a participant within ninety days after the participant’s termination of employment. If the participant is deemed to be a “key employee,” as defined by the Internal Revenue Code, the portion of his or her Supplemental TIP account accruing after December 31, 2004 is distributed as a single lump sum following the six-month anniversary of the termination of employment.

Deferred Stock Units

Certain restricted stock units granted prior to 2010 may be required to be deferred until the earlier of: (i) the year in which the Compensation and Benefits Committee reasonably anticipates that, if the payment is made during that year, the deduction of the payment will not be barred by Internal Revenue Code Section 162(m); or (ii) the period beginning with the date of the participant’s separation from service (as defined in the Corporation’s Amended and Restated 2002 Stock Plan) and ending on the later of the last day of the Corporation’s taxable year in which the participant incurs a separation from service or the fifteenth day of the third month following such separation from service. “Aggregate Earnings in Last FY” in the Nonqualified Deferred Compensation table above represent the change in the value of deferred stock units, which is based on the change in the value of the underlying shares of common stock into which the stock units convert.

Potential Payments Upon Termination of Employment or a Change in Control of the Corporation

In addition to benefits to which the Corporation’s employees would be entitled upon a termination of employment generally, the Corporation provides certain additional benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a change in control of the Corporation. These incremental benefits that the named executive officers would receive in the event of a termination involving a change in control of the Corporation relative to the benefits they would otherwise receive are described below.

Employment Security Agreements

As discussed above, the Corporation has employment security agreements with the named executive officers and certain other executive officers. The Corporation’s decision to enter into these employment security agreements and the determination of the level of benefits under these agreements, as well as under various termination of employment scenarios were exercises in judgment, informed by: (i) the recognition that all named executive officers are employed at-will; (ii) the Corporation’s desire to provide the named executive officers with sufficient security to assure they are not distracted and remain focused on maximizing stockholder value during and after a change in control; (iii) the Corporation’s goal of providing executive compensation at levels that are competitive with similar positions to those in its peer group companies; (iv) the nature and scope of the job responsibilities undertaken by the named executive officers; and (v) the terms of other types of compensation paid by the Corporation to the named executive officers. In particular, in setting the terms of the benefits payable to the named executive officers under various termination scenarios, the Compensation and Benefits Committee was guided in large part by a desire to be sufficiently responsive to market forces and the environment in which the Corporation seeks to attract, motivate and retain its named executive officers by providing benefits consistent and competitive with those of the peer group companies with which it competes for top executive talent. In initially establishing the form and level of post-termination benefits, the Committee received and reviewed relevant peer group company information provided by its independent compensation consultant at the time. In particular, this competitive peer group data influenced the decision of the Committee to provide for employment security agreements, to set the level of lump sum payments equal to three years of salary and bonus and to provide for the vesting of equity compensation awards, the continuation of coverage under certain health and welfare plans and other protections afforded in the event of a termination of employment in connection with a change in control or under other termination of employment scenarios.

The employment security agreements provide benefits upon the occurrence of the following terminations of employment that are in connection with an actual or pending change in control of the Corporation (as defined in the agreements):

—

a termination of the executive’s employment by the Corporation or a subsidiary without “good cause” that occurs either within two years after a change in control of the Corporation or during the period pending a change in control of the Corporation; or

—

an executive’s voluntary termination of employment with the Corporation or a subsidiary for “good reason” that occurs either within two years after a change in control of the Corporation or during the period pending a change in control of the Corporation.

The benefits provided to a named executive officer upon such a termination of employment would consist of the items identified in the following seven bullet points:

—

A lump sum payment equal to three times the sum of: (i) the named executive officer’s annual salary in effect on the date of employment termination, or if higher, the date of the change in control; and (ii) the average of the named executive officer’s awards under the Corporation’s cash incentive plans for the last three fiscal years of participation in such plans prior to the date of termination, or, if higher, the date of the change in control. The amount of this payment to each named executive officer, assuming the named executive officer became eligible for benefits under the agreement due to a termination of employment on December 31, 2014, would be as follows: Mr. Waddell: $8,425,000; Mr. Bowman: $2,780,000; Mr. Fradkin: $4,075,000; Mr. Morrison: $5,150,000; Mr. O’Grady: $4,050,000; and Ms. Schreuder: $4,085,000.

—

A lump sum payment of a prorated portion of the average amounts paid to the named executive officer under the Corporation’s cash incentive plans for the last three fiscal years of participation in such plans prior to the date of termination, or, if higher, the date of the change in control, less any amounts paid to the named executive officer under those plans with respect to completed performance periods occurring in the year the named executive officer’s employment terminates. The amount of this payment to each named executive officer, assuming the executive became eligible for benefits under the employment security agreement due to a termination of employment on December 31, 2014, would be as follows: Mr. Waddell: $1,833,333; Mr. Bowman: $426,667; Mr. Fradkin: $758,333; Mr. Morrison: $916,667; Mr. O’Grady: $750,000; and Ms. Schreuder: $761,667.

—	With respect to equity awards: (i) full vesting of all stock options; (ii) all outstanding nonqualified stock options remain exercisable for five years following termination of employment (or until the end of the option term, if earlier); (iii) full vesting of all outstanding restricted stock units; and (iv) full vesting and immediate distribution of all outstanding performance stock units as provided in the awards. The named executive officers become entitled to full and accelerated vesting upon an actual change in control, even if there is no termination of employment, or upon termination during a pending change in control. On December 31, 2014, the fully vested equity awards would have had the following values for each named executive officer:

Name	Stock Options ($)	Restricted Stock Units ($)	Performance Stock Units ($)
Mr. Waddell	$4,326,705	$2,716,504	$3,873,051
Mr. Bowman	546,841	1,579,452	1,873,248
Mr. Fradkin	1,309,704	2,693,692	3,467,730
Mr. Morrison	2,003,499	1,375,283	1,914,205
Mr. O’Grady	1,738,732	2,979,738	3,467,730
Ms. Schreuder	1,309,704	818,253	1,164,829

The value of the fully vested stock options is based on the difference between the option exercise price and $67.40, which was the closing market price of the Corporation’s common stock on December 31, 2014. The value of the fully vested restricted stock and performance units is also based on the $67.40 closing market price. In addition to the amounts noted above, the long-term cash incentive awards described in footnote 3 to the “Summary Compensation Table” also would vest with respect to Messrs. Fradkin and O’Grady.

—

Continued coverage under the Corporation’s health, dental, life, accident, disability, and other welfare benefit plans for three years (or if earlier, until the executive becomes covered under similar plans maintained by another entity that provides at least equal benefits). If the named executive officer cannot be covered under any plan of the Corporation due to legal or contractual restrictions, the Corporation would provide the executive with substantially similar benefits and coverage. The value of this continued benefit coverage for three years to each named executive officer, derived by multiplying the Corporation’s annual cost of providing such coverage in 2014 by three, would be as follows: Mr. Waddell: $34,878; Mr. Bowman: $34,633; Mr. Fradkin: $41,068; Mr. Morrison: $41,068; Mr. O’Grady: $34,633; and Ms. Schreuder: $41,068.

—

Up to an additional three years of age and/or service credits for purposes of determining eligibility and subsidy for participation in the Corporation’s retiree medical plans and an additional three-year age and service credit for benefits under the Supplemental Pension Plan. Assuming a termination of employment under the employment security agreement on December 31, 2014, the value of these age and service credits to each named executive officer would be: Mr. Waddell: $0; Mr. Bowman: $220,311; Mr. Fradkin: $1,350,657; Mr. Morrison: $300,889; Mr. O’Grady: $143,098; and Ms. Schreuder: $40,468. The assumptions used in calculating the present value of the age and service credits are set forth in “Note 21—Employee Benefits” in the “Notes to the Consolidated Financial Statements” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

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Full vesting in benefits accrued under the Supplemental Pension Plan and Supplemental TIP. All named executive officers—other than Mr. O’Grady, who is fully vested in the Supplemental Pension Plan, but 60% in employer contributions under Supplemental TIP— are already vested in these benefits.

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A gross-up payment to the executive to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the employment security agreement. Assuming a termination of employment under the employment security agreement on December 31, 2014, the named executive officers would be entitled to the following gross-up payments: Mr. Waddell: $6,758,328; Mr. Fradkin: $4,854,269; Mr. Morrison: $3,873,156; and Ms. Schreuder: $2,807,250. Mr. Bowman’s and Mr. O’Grady’s agreements do not contain such provisions. Since 2011, the Corporation has discontinued inclusion of tax gross-up payments in new employment security agreements for executive officers.

Equity Compensation Plans and Agreements

As described above under “Description of Certain Awards Granted in 2014” beginning on page 48, the Corporation’s equity compensation plans and agreements provide enhanced benefits to named executive officers upon a change in control of the Corporation or a termination of employment with the Corporation or a subsidiary due to death, disability, or retirement (when such termination is not a termination described in his or her employment security agreement). In the case of a termination of a named executive officer’s employment due to death, disability, or retirement (including termination at age 55 with the requisite service), stock options under the equity compensation plans would have accelerated or continued vesting, and equity award agreements for restricted stock units and performance stock units provide for prorated vesting of units. Assuming such a termination on December 31, 2014, the estimated values in the following table show the prorated distributions of restricted stock units and performance stock units.

Name	Restricted Stock Units ($)	Performance Stock Units ($)
Mr. Waddell	$3,812,481	$7,666,076
Mr. Bowman	802,397	944,207
Mr. Fradkin	1,175,456	2,302,923
Mr. Morrison	1,733,258	3,829,870
Mr. O’Grady	1,268,535	2,302,923
Ms. Schreuder	1,175,456	2,302,923

DIRECTOR COMPENSATION

Non-employee directors are compensated for their services with cash compensation and equity awards of stock units. Directors who are employees of the Corporation receive no additional compensation for serving on the Board or on any Board committee.

Annual Retainer and Other Fees

Non-employee directors of the Corporation received an annual retainer of $200,000 for their service on the Board in 2014, paid 50% in cash and 50% in the form of restricted stock units. In addition to the annual retainer, directors serving as the Chair of any Board committee were entitled to an additional $15,000 annually, directors serving on the Audit Committee (including the Chair) were entitled to an additional $5,000 annually and the Corporation’s Lead Director was entitled to receive an additional $25,000 annually, each of which such additional fees were paid in cash. All non-employee directors also were eligible to receive a per diem fee of $1,000 when required to attend orientation meetings or to perform specific services on behalf of the Corporation. No payments for such services were made in 2014.

Restricted stock units granted to directors for their service on the Board were made in April 2014 and will vest on April 21, 2015, the date of the 2015 Annual Meeting of Stockholders. Stock units do not have voting rights. Dividend equivalents on the non-employee directors’ stock units are subject to the same vesting, forfeiture and distribution provisions as the underlying stock units. Each stock unit entitles a director to one share of common stock at vesting, unless a director elects to defer receipt of the shares.

Effective January 1, 2015, the annual retainer to be paid in conjunction with each director’s service on the Board was increased to $220,000.

Deferral of Compensation

Non-employee directors may elect to defer payment of their cash compensation and stock units until termination of their service as directors. Any deferred cash compensation is converted into stock units representing shares of common stock. The value of each such stock unit is based upon the price of the stock at the end of the calendar quarter for which the cash compensation would have been paid. Dividends on all deferred stock units are paid quarterly to a cash account and accrue interest at an interest rate determined from time to time by the Compensation and Benefits Committee. Deferred cash compensation and dividends will be paid out in cash, and deferred stock units will be distributed in stock, in each case in a lump sum or in up to ten annual installments at the election of the director.

Other Director Compensation

Directors are eligible to participate in the Corporation’s matching gift program, under which the Corporation matches gifts made by employees and directors to eligible nonprofit organizations, on the same terms as employees. The maximum gift total for a non-employee director participant in the program is $2,000 in any calendar year.

Stock Ownership Guidelines

Within five years of election to the Board, non-employee directors are required to hold shares of the Corporation’s common stock equal to five times the annual cash retainer provided to directors. In addition, non-employee directors are expected to meet a minimum share ownership level of 1,000 shares within one year of the date they are initially elected to the Board. Until such time as any non-employee director meets the minimum ownership level requirement, he or she is expected to retain 100% of the net, after-tax shares received from share distributions.

As of December 31, 2014, all non-employee directors met or exceeded the stock ownership guidelines to which they were subject. Consistent with those guidelines, Messrs. Harrison, Prado, Slark and Thompson have until January 1, 2020, October 16, 2017, April 19, 2016 and March 6, 2020, respectively, to reach the share ownership threshold.

Director Compensation Table

The following table sets forth all compensation earned by each non-employee director of the Corporation in 2014. Messrs. Harrison and Thompson were appointed to the Board effective January 1, 2015 and March 6, 2015, respectively, and thus did not earn any compensation in 2014 relating to service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Linda Walker Bynoe	$105,769	$100,000	$2,322	$208,091
Nicholas D. Chabraja	120,000	100,000	2,322	222,322
Susan Crown	110,673	100,000	4,322	214,995
Dipak C. Jain	107,885	100,000	2,322	210,207
Robert W. Lane	101,442	100,000	2,322	203,764
Edward J. Mooney(3)	34,615	—	2,322	36,937
Jose L. Prado	114,231	100,000	2,322	216,553
John W. Rowe	140,000	100,000	2,322	242,322
Martin P. Slark	100,000	100,000	2,322	202,322
David H. B. Smith, Jr.	115,673	100,000	2,322	217,995
Charles A. Tribbett III	100,000	100,000	2,322	202,322

(1) This column shows the grant date fair value of the stock awards for all non-employee directors in 2014, computed in accordance with FASB ASC Topic 718. See “Note 22—Share-Based Compensation Plans” to the consolidated financial statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the assumptions made by the Corporation in the valuation of these stock unit awards. As of December 31, 2014, each non-employee director serving on such date held 1,677.01 unvested stock units, which represents the stock unit award made by the Corporation in April 2014 described above.

(2) Includes $2,000 of contributions to eligible nonprofit organizations made on behalf of Susan Crown pursuant to the Corporation’s matching gift program. The matching gift program is available to directors on the same terms as it is available to all employees, with a maximum gift total of $2,000 in any calendar year. All other amounts in this column represent accumulated dividend payments to which the non-employee directors became entitled upon the vesting of underlying stock units in 2014.

(3) Amounts reported for Mr. Mooney reflect compensation earned through April 15, 2014, the effective date of his retirement from the Board pursuant to the director retirement age set forth in the Corporation’s Corporate Governance Guidelines.

EQUITY COMPENSATION PLAN INFORMATION

Set forth below is information with respect to other equity compensation plans under which the common stock of the Corporation was authorized for issuance as of December 31, 2014.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in the Second Column) (#)
Equity compensation plans approved by stockholders	13,302,608		$54.70	(1)	29,803,955	(2)
Equity compensation plans not approved by stockholders	109,002	(3)	N/A		—
Total	13,411,610		$54.70	(1)	29,803,955

(1) Restricted stock units and performance stock units are excluded when determining the weighted-average exercise price of outstanding options.

(2) All shares are available for issuance under the Corporation’s 2012 Stock Plan.

(3) Consists of stock units that have been deferred at the election of certain directors pursuant to the 1997 Deferred Compensation Plan for Non-Employee Directors. These units will be distributed on a one-for-one basis in shares of common stock following retirement.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing oversight of the Corporation’s financial reporting functions and internal controls. The Audit Committee’s function is one of oversight, recognizing that: (i) management is responsible for the complete and accurate preparation of the Corporation’s financial statements; and (ii) KPMG LLP, the Corporation’s independent registered public accounting firm, is responsible for performing an audit on such financial statements and expressing an opinion as to whether they are free of material misstatement and presented in accordance with generally accepted accounting principles. KPMG LLP is also responsible for expressing an opinion as to whether the Corporation maintained effective internal control over financial reporting.

Consistent with its oversight responsibilities, the Audit Committee has reviewed and discussed with management and KPMG LLP the Corporation’s audited financial statements as of and for the year ended December 31, 2014. The Committee has also discussed with KPMG LLP the firm’s assessment of the Corporation’s internal controls and the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standards No. 16, “Communication with Audit Committees.” The Audit Committee has also received and discussed the written disclosures and the letter from KPMG LLP required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and has conducted a discussion with KMPG LLP regarding its independence. The Audit Committee also considered whether the provision of non-audit services by KPMG LLP to the Corporation for the fiscal year ended December 31, 2014 is compatible with maintaining KPMG LLP’s independence.

Based on the above-mentioned reviews and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Audit Committee

David H. B. Smith, Jr. (Chair)

Nicholas D. Chabraja

Dipak C. Jain

Jose Luis Prado

AUDIT MATTERS

Fees of Independent Registered Public Accounting Firm

Description of Fees	2014	2013
Audit Fees	$4,446,680	$4,187,380
Audit-Related Fees	2,244,030	2,194,300
Tax Fees	126,937	148,334
All Other Fees	16,550	57,600
Total	$6,834,197	$6,587,614

Audit Fees include fees for professional services rendered for the annual integrated audit of the Corporation’s consolidated financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting) audits of subsidiary financial statements and reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q.

Audit-Related Fees include fees for services that were reasonably related to performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as comfort letters, employee benefit plan audits, internal control reviews, and other attestation services.

Tax Fees include fees for tax return preparation, tax compliance and tax advice.

All Other Fees include fees for all services other than Audit Fees, Audit-Related Fees, and Tax Fees, including ancillary services provided to the Corporation’s foreign subsidiaries in connection with certain foreign-jurisdiction requirements.

Pre-Approval Policies and Procedures of the Audit Committee

The Audit Committee has in place a policy regarding the engagement of independent public accounting firms to provide auditor services to the Corporation. The purpose of the policy is to establish procedures for Audit Committee pre-approval of all auditor services to be provided to the Corporation by its independent registered public accounting firm. Auditor services include audit services, audit-related services, tax services, and non-audit services. The policy provides that the Audit Committee, the Chairman, or any Audit Committee member delegated the authority (a “Designated Member”) has the authority to grant pre-approvals of auditor services. In addition, the policy provides that the independent registered public accounting firm may be engaged to provide only those non-audit services: (i) that are permitted by SEC rules; and (ii) that, in the judgment of the Audit Committee, maintain the independent registered public accounting firm’s independence from the Corporation. In evaluating whether a proposed engagement of the Corporation’s independent registered public accounting firm for a specific permitted non-audit service maintains the firm’s independence from the Corporation, the Audit Committee or a Designated Member thereof must consider whether the proposed engagement would cause the independent registered public accounting firm to: (a) audit its own work; (b) perform management functions; or (c) act as an advocate for the Corporation. The independent registered public accounting firm shall in no event be engaged to perform any prohibited services, as set forth in the policy.

All audit, audit-related, tax and other services provided by KPMG LLP in 2014 were pre-approved in accordance with the Audit Committee’s policy regarding the engagement of independent public accounting firms to provide auditor services to the Corporation.

ITEM 3—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm is appointed annually by the Corporation’s Audit Committee. For the year ending December 31, 2015, the Audit Committee has authorized the engagement of KPMG LLP as the Corporation’s independent registered public accounting firm. KPMG LLP served as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2014. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm is not required. However, the Board is submitting the selection of KPMG LLP as the Corporation’s independent registered public accounting firm to the stockholders for ratification because it believes it is a governance best practice to do so. If the stockholders fail to ratify KPMG LLP as the independent registered public accounting firm, the Audit Committee will reassess its appointment, but in such event it may elect to retain KPMG LLP nonetheless. Further, even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Corporation and its stockholders.

The Board unanimously recommends that you vote FOR the ratification of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

ITEM 4—STOCKHOLDER PROPOSAL REGARDING ADDITIONAL DISCLOSURE OF

POLITICAL AND LOBBYING CONTRIBUTIONS

Information regarding a stockholder proposal is set forth below. The Corporation disclaims any responsibility for the content of this proposal and statement of support, which is presented as received from the stockholder. The Massachusetts Laborers’ Pension Fund, P.O. Box 3005, 14 New England Executive Park, Suite 200, Burlington, Massachusetts 01803, the owner of approximately 400 shares of our common stock, has given the Corporation notice that its representative intends to present this proposal at the Annual Meeting.

Stockholder Proposal

Resolved, that the shareholders of Northern Trust Corporation (“Northern Trust” or “Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the amounts that the Company has paid or incurred in connection with influencing legislation; participating or intervening in any political campaign on behalf of (or in opposition to) any candidate for public office; and attempting to influence the general public, or segments thereof, with respect to elections, legislative matters or referenda.

The report should include (a) contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities and (b) the portions of any dues or other payments that are made to a tax-exempt organization for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e)(1) of the Internal Revenue Code. The report should identify each recipient, the amount paid to each, and the purpose of any contribution or expenditure.

Stockholder Supporting Statement

As long-term shareholders of Northern Trust, we support transparency and accountability in corporate spending on lobbying and political activities. The expenditures upon which we seek a report are those that Congress has said do not warrant a deduction as an ordinary and necessary business expense, namely, lobbying participation in the political system by supporting or opposing candidates for office, and trying to influence the general public or segment thereof as to elections, legislative matters or referenda. This includes payments to third parties, including trade associations and other tax-exempt groups, which payments are used for expenditures that would not be deductible if made by the company itself.

Disclosure is consistent with public policy and we believe, in the best interest of the company and its shareholders. The Supreme Court’s Citizens United decision recognized the importance of political spending disclosure when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value. Moreover, publicly available data does not provide a complete picture of the Company’s lobbying or political expenditures. Thus the Company’s payments to trade associations for these purposes are undisclosed and unknown, as are any payments to tax-exempt groups that work to influence legislation and political campaigns, as well as public opinion that could affect legislation or elections.

The sums involved can be significant. A 2010 Bloomberg story reported that several health insurers donated $86.2 million to the U.S. Chamber of Commerce in 2009-10 for advertisements, polling and grassroots events to drum up opposition to health care reform legislation. A former Federal Election Commission chairman described this figure as “breathtaking”.

We believe that shareholders need improved disclosure in order to fully evaluate the use of corporate assets on these activities. Thus, we urge you to vote FOR this critical governance reform.

Statement of the Board of Directors in Opposition to the Stockholder Proposal

The Board of Directors believes that the proponent’s proposal is not in the best interests of Northern Trust and its stockholders and unanimously recommends a vote AGAINST the proposal.

As a leading provider of asset servicing, fund administration, asset management, fiduciary, and banking solutions for corporations, institutions, families, and individuals worldwide, Northern Trust is extensively regulated. Changes in the legal and regulatory environment for financial institutions may substantially impact the manner in which Northern Trust and its subsidiaries operate, serve their clients, and create value for stockholders. We believe it is in the best interests of Northern Trust’s stockholders for Northern Trust to support positions that enhance the safety of client assets and promote the safety and soundness of the financial system and a strong global economy. The potential impact that public policy changes can have on Northern Trust’s business and its stakeholders requires Northern Trust to participate in the political process to advance and protect the long-term interests of Northern Trust.

Northern Trust’s philosophy and policies concerning political contributions and legislative lobbying are set forth in its “Statement Regarding Government Relations and Political Contributions,” which can be found under “Corporate Social Responsibility” in the “About Us” section of Northern Trust’s website. Northern Trust contributes to candidates for public office and related organizations in compliance with applicable law. Northern Trust sponsors both a federal-only political action committee and a multi-candidate political action committee. These political action committees, known as PACs, allow certain U.S. employees to pool their financial resources to support United States federal and state candidates who support legislation important to Northern Trust and its stockholders. All contributions to the PACs are voluntary. The PACs determine all political contributions based on the best interests of Northern Trust. Northern Trust also contributes to certain industry trade organizations relating to its public policy objectives.

We believe that the additional disclosure sought by the proposal would be of no appreciable benefit to stockholders. As required by law, each Northern Trust PAC reports its contributions on a periodic basis to the Federal Election Commission and appropriate state election authorities. In addition, Northern Trust is required to comply with United States federal and state laws and regulations regarding the disclosure of certain lobbying activities. These reports and disclosures are publicly available and there are direct links to the Federal Election Commission and the Lobbying Database included in Northern Trust’s publicly available “Statement Regarding Government Relations and Political Contributions.” The Board believes that in light of the fact that Northern Trust already provides all legally required disclosures regarding political contributions and lobbying activities, much of which is already publicly available, this proposal is duplicative and unwarranted, and would cause the Corporation to expend unnecessary time and resources without providing any appreciable benefit to its stockholders.

The Board of Directors unanimously recommends that you vote AGAINST the proposal.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Any stockholder proposals for the Corporation’s 2016 Annual Meeting of Stockholders must be received by the Corporation, directed to the attention of the Corporation’s Corporate Secretary, no later than November 12, 2015 in order to be eligible for inclusion in the Corporation’s proxy statement and form of proxy for that meeting. The proposal must comply in all respects with the rules and regulations of the SEC and the Corporation’s By-laws.

Also, under the Corporation’s By-laws, other proposals that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting if they are received by the Corporation in the form of a written notice, directed to the attention of the Corporation’s Corporate Secretary, no earlier than November 23, 2015 and no later than December 23, 2015. If the 2016 Annual Meeting of Stockholders is called for a date that is not within thirty days before or after the anniversary date of this Annual Meeting, notice by the stockholder in order to be timely must be received within ten days after notice of the 2016 Annual Meeting is mailed or public disclosure of the date of the Annual Meeting is made, whichever occurs first. The notice must contain the information required by the Corporation’s By-laws.

NORTHERN TRUST CORPORATION 50 SOUTH LASALLE STREET CHICAGO, IL 60603

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT April 20, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT April 20, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northern Trust Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail in advance, so that your instruction may be received no later than 11:59 p.m. EDT on April 20, 2015.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M83621-P62240	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHERN TRUST CORPORATION
The Board of Directors recommends you vote FOR each of the following proposals:		For	Against	Abstain
1. Election of 11 Directors

1a.	Linda Walker Bynoe	☐	☐	☐	The Board of Directors recommends you vote AGAINST
1b.	Susan Crown	☐	☐	☐	the following proposal: 4. Stockholder proposal regarding additional disclosure of political and lobbying contributions, if properly presented at the Annual Meeting.	For ☐	Against ☐	Abstain ☐
1c.	Dean M. Harrison	☐	☐	☐
1d.	Dipak C. Jain	☐	☐	☐

1e.	Jose Luis Prado	☐	☐	☐

1f.	John W. Rowe	☐	☐	☐

1g.	Martin P. Slark	☐	☐	☐

1h.	David H. B. Smith, Jr.	☐	☐	☐

1i.	Donald Thompson	☐	☐	☐

1j.	Charles A. Tribbett III	☐	☐	☐

1k.	Frederick H. Waddell	☐	☐	☐

2. Approval, by an advisory vote, of the 2014 compensation of the Corporation’s named executive officers.		☐	☐	☐	For address changes and/or comments, please check this box and write them on the back where indicated.			☐

3. Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING ADMISSION TICKET

Northern Trust Corporation

50 South LaSalle Street

Chicago, Illinois 60603

(northwest corner of LaSalle Street and Monroe Street)

April 21, 2015

10:30 a.m. CDT

You should present this admission ticket in order to gain admittance to the meeting.

(Registration begins at 9:30 a.m., and seating will begin at 10:00 a.m.)

This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder will be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Directions to the Northern Trust corporation Annual Meeting of Stockholders

Lake Shore Drive (coming from north or south)

Take Lake Shore Drive to the Randolph Street exit. Continue on Randolph Street to LaSalle Street. Turn left (southbound) on LaSalle Street to Madison Street. Turn right (westbound) on Madison Street to the parking garage that is between LaSalle Street and Wells Street.

Kennedy Expressway (I90 - I94)

Take I90-I94 east to the Monroe Street exit. Turn left (eastbound) on Monroe Street. Continue on Monroe Street to LaSalle Street. Turn left (northbound) on LaSalle Street and continue one block north to Madison Street. Turn left (westbound) on Madison Street to the parking garage that is between LaSalle Street and Wells Street.

Stevenson Expressway (I55)

Take I55 east to Lake Shore Drive north. Take Lake Shore Drive to the Randolph Street exit. Continue on Randolph Street to LaSalle Street. Turn left (southbound) on LaSalle Street to Madison Street. Turn right (westbound) on Madison Street to the parking garage that is between LaSalle Street and Wells Street.

Eisenhower Expressway (I290)

Take I290 east to the Franklin Street exit. Continue northbound on Franklin Street to Monroe Street. Turn right (eastbound) on Monroe Street to LaSalle Street. At LaSalle Street turn left and continue one block north to Madison Street. Turn left on Madison Street to the parking garage that is between LaSalle Street and Wells Street.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

You may access the 2015 Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2014 by going to the following website: https://materials.proxyvote.com/665859

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NORTHERN TRUST CORPORATION

Annual Meeting of Stockholders

Tuesday, April 21, 2015, 10:30 a.m. CDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Frederick H. Waddell and S. Biff Bowman, and each of them, as proxy holders, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all shares of common stock of Northern Trust Corporation which the undersigned is entitled to vote on the proposals at the Annual Meeting of Stockholders on April 21, 2015, at 50 S. LaSalle St. Chicago, IL 60603, and any adjournment or postponement thereof (the “Annual Meeting”). The above proxy holders cannot vote the undersigned’s shares unless the undersigned votes in one of the manners specified on this card.

If any shares have been allocated to the undersigned’s account under The Northern Trust Company Thrift-Incentive Plan (“TIP”), this proxy card will serve as voting instructions for any shares, including shares held by the undersigned in TIP, and the undersigned hereby directs The Northern Trust Company, as trustee of TIP (the “TIP Trustee”), to vote such shares, in person or by proxy, in the manner specified on this card, at the Annual Meeting. The TIP Trustee will vote allocated shares for which no direction is received and unallocated shares, if any, in the same proportion as the shares for which direction is received, except as otherwise provided in accordance with applicable law. To allow sufficient time for voting by the TIP Trustee, voting instructions must be recorded by 11:59 p.m. EDT on April 16, 2015.

Whether voting by mail, telephone or Internet, the undersigned’s shares (including shares held under TIP) will be voted in accordance with the undersigned’s instructions. If this proxy card is returned without indication as to how shares are to be voted, the proxy holders will vote the undersigned’s shares, including any held in TIP: for the election of each nominee for director; for the approval, by an advisory vote, of 2014 compensation of the corporation’s named executive officers; for the ratification of the appointment of KPMG LLP as the corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and against the stockholder proposal regarding additional disclosure of political and lobbying contributions.

The proxy holders are authorized to vote those shares for which they receive proxies as they shall determine in their sole discretion on any other business that may properly come before the meeting.

Address changes/comments:

(If any Address Changes/Comments are noted above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side